                                                           Exhibit No. EX-99.p.5

                             ALLIANCEBERNSTEIN L.P.

                       CODE OF BUSINESS CONDUCT AND ETHICS

"Trust is the foundation of an investment  management company, an attribute that takes years to establish and just days to destroy.  Promoting  and  sustaining a fiduciary culture is, therefore, a business imperative."

                                     - Lewis A. Sanders, Chief Executive Officer

                                                                   December 2005

                                                               Updated June 2006

                        A Message from Lewis A. Sanders,
                  Chief Executive Officer of AllianceBernstein

     Trust is the foundation of an investment  management  company, an attribute that takes years to establish,  constant vigilance to maintain, and just days to destroy.  Honesty,  integrity,  and high  ethical  standards  must  therefore be practiced on a daily basis in order to protect this most critical asset.

     Enhancing our sensitivity to our fiduciary  obligations,  and ensuring that we meet those  obligations  is an  imperative  for all. The Internal  Compliance
Controls  Committee,  the Code of  Ethics  Oversight  Committee,  the  Conflicts
Officer  and the  Office  of the  Company  Ombudsman  provide  AllianceBernstein employees with  comprehensive  guidance and multiple avenues in which to explore work-related issues or questions.

     AllianceBernstein has long been committed to maintaining and promoting high ethical standards and business practices. We have prepared this Code of Business
Conduct and Ethics  (the  "Code") in order to  establish a common  vision of our ethical  standards  and  practices.  The Code is intended to  establish  certain guiding  principles  for all of us and not to be an exhaustive  guide to all the detailed rules and regulations  governing the conduct of business in the various countries  where we do  business.  Separately,  we have  prepared  a  series  of fiduciary and business-related policies and procedures, which set forth detailed requirements to which all employees are subject.  We also have prepared  various
Compliance  Manuals,  which provide in summary form, an overview of the concepts described in more detail in this Code and in our other policies and procedures.

     You should take the time to familiarize  yourself with the policies in this
Code and use common sense in applying  them to your daily work  environment  and circumstances. Your own personal integrity and good judgment are the best guides to ethical and responsible  conduct.  If you have questions,  you should discuss them with your supervisor,  the General Counsel, the Chief Compliance Officer or
a representative of the Legal and Compliance  Department or Human Resources.  If
the  normal  channels  for  reporting  are  not  appropriate,  or  if  you  feel uncomfortable  utilizing  them,  issues may be brought to the  attention  of the
Company Ombudsman, who is an independent, informal and confidential resource for concerns about  AllianceBernstein  business matters that may implicate issues of ethics or questionable practices.

     Our  continued  success  depends  on each of us  maintaining  high  ethical standards  and business  practices.  I count on each of you to apply good ethics and sound judgment in your daily  responsibilities  in order to help ensure that success.

                                                                Lewis A. Sanders

                              AllianceBernstein L.P
                       CODE OF BUSINESS CONDUCT AND ETHICS

                                      -i-

                                   APPENDIX A

                    PERSONAL TRADING POLICIES AND PROCEDURES

     (h)   Trading in AllianceBernstein Units and Closed-End

3.   Additional Restrictions - Portfolio Managers for

                                      -ii-

     (e)   Report and Certification to the Board of Directors

                             CODE CERTIFICATION FORM

Annual Certification Form............................................Last Page

                                     -iii-

1.   Introduction

     This Code of  Business  Conduct  and Ethics  (the  "Code")  summarizes  the values,  principles and business practices that guide our business conduct.
     The  Code   establishes   a  set  of   basic   principles   to  guide   all
     AllianceBernstein  employees  (including  AllianceBernstein  directors  and consultants where applicable)  regarding the minimum  requirements which we are expected to meet. The Code applies to all of our offices worldwide.  It is not, however, intended to provide an exhaustive list of all the detailed internal policies and procedures,  regulations and legal  requirements that may apply to you as an  AllianceBernstein  employee and/or a representative of one of our regulated subsidiaries.

     All  individuals  subject  to the  provisions  of this  Code  must  conduct themselves in a manner  consistent with the requirements and procedures set forth herein.  Adherence to the Code is a fundamental  condition of service with us, any of our subsidiaries or joint venture entities,  or our general partner (the "AllianceBernstein Group").

     AllianceBernstein L.P.  ("AllianceBernstein," "we" or "us") is a registered investment  adviser and acts as investment manager or adviser to registered investment companies,  institutional  investment clients,  employee benefit trusts,  high net worth individuals and other types of investment  advisory
     clients.  In  this  capacity,  we  serve  as  fiduciaries.   The  fiduciary
     relationship  mandates  adherence  to the highest  standards of conduct and integrity.

     Personnel  acting in a fiduciary  capacity  must carry out their duties for the exclusive benefit of our clients.  Consistent with this fiduciary duty, the  interests  of  clients  take  priority  over the  personal  investment objectives and other  personal  interests of  AllianceBernstein  personnel.
     Accordingly:

     o    Employees  must  work  to  mitigate  or  eliminate  any  conflict,  or appearance of conflict,  between the  self-interest  of any individual covered under the Code and his or her  responsibility  to our clients, or to AllianceBernstein and its unitholders.

     o    Employees   must   never    improperly   use   their   position   with
          AllianceBernstein for personal gain to themselves, their family or any other person.

     The Code is intended to comply with Rule 17j-1 under the (U.S.)  Investment
     Company Act of 1940 (the "1940  Act") which  applies to us because we serve as an investment  adviser to registered  investment  companies.  Rule 17j-1 specifically requires us to adopt a code of ethics that contains provisions reasonably  necessary to prevent our "access  persons" (as defined  herein)
     from  engaging  in  fraudulent  conduct,   including  insider  trading.  In
     addition,  the Code is intended to comply with the provisions of the (U.S.)
     Investment  Advisers  Act of 1940  (the  "Advisers  Act"),  including  Rule
     204A-1, which requires registered  investment advisers to adopt and enforce codes of ethics applicable to their supervised persons.  Finally,  the Code is intended to comply with Section  303A.10 of the New York Stock  Exchange
     ("NYSE")  Listed Company  Manual,  which applies to us because the units of
     AllianceBernstein Holding L.P. ("AllianceBernstein  Holding") are traded on the NYSE.

     Additionally,  certain entities within the AllianceBernstein Group, such as
     Sanford C.  Bernstein & Co.,  LLC and Sanford C.  Bernstein  Limited,  have adopted  supplemental  codes  of  ethics  to  address  specific  regulatory requirements  applicable to them.  All employees are obligated to determine if any of these codes are  applicable  to them,  and abide by such codes as appropriate.

                                      -1-

2.   The AllianceBernstein Fiduciary Culture

     The primary objective of AllianceBernstein's  business is to provide value, through investment advisory and other financial  services,  to a wide range of clients,  including governments,  corporations,  financial institutions, high net worth individuals and pension funds.

     AllianceBernstein  requires  that  all  dealings  with,  and on  behalf  of existing and  prospective  clients be handled with  honesty,  integrity and high ethical standards, and that such dealings adhere to the letter and the spirit of applicable  laws,  regulations and contractual  guidelines.  As a general  matter,  AllianceBernstein  is a fiduciary that owes its clients a duty of undivided loyalty, and each employee has a responsibility to act in a manner consistent with this duty.

     When dealing with or on behalf of a client,  every employee must act solely in the best interests of that client.  In addition,  various  comprehensive statutory and regulatory  structures such as the 1940 Act, the Advisers Act and ERISA, the Employee Retirement Income Security Act, all impose specific responsibilities  governing the behavior of personnel in carrying out their responsibilities.  AllianceBernstein  and its  employees  must comply fully with these rules and regulations. Legal and Compliance Department personnel are available to assist employees in meeting these requirements.

     All employees are expected to adhere to the high standards  associated with our  fiduciary  duty,  including  care and loyalty to clients,  competency, diligence and  thoroughness,  and trust and  accountability.  Further,  all employees  must actively work to avoid the  possibility  that the advice or services we provide to clients is, or gives the appearance of being,  based on the  self-interests  of  AllianceBernstein  or its employees and not the clients' best interests.

     Our fiduciary  responsibilities  apply to a broad range of  investment  and related activities,  including sales and marketing,  portfolio  management, securities trading, allocation of investment opportunities, client service, operations  support,  performance  measurement  and reporting,  new product
     development  as  well  as  your  personal   investing   activities.   These
     obligations  include the duty to avoid material conflicts of interest (and, if this is not possible,  to provide full and fair disclosure to clients in communications),  to keep  accurate  books and  records,  and to  supervise personnel  appropriately.  These  concepts  are  further  described  in the
     Sections that follow.

3.   Compliance with Laws, Rules and Regulations

     AllianceBernstein has a long-standing commitment to conduct its business in compliance  with applicable laws and regulations and in accordance with the highest ethical principles. This commitment helps ensure our reputation for honesty,  quality and integrity.  All  individuals  subject to the Code are required to comply with all such laws and regulations.  All U.S. employees, as well as non-U.S.  employees who act on behalf of U.S.  clients or funds, are required to comply with the U.S.  federal  securities  laws. These laws include, but are not limited to, the 1940 Act, the Advisers Act, ERISA, the
     Securities Act of 1933 ("Securities  Act"), the Securities  Exchange Act of
     1934  ("Exchange  Act"),  the  Sarbanes-Oxley  Act of 2002,  Title V of the
     Gramm-Leach-Bliley  Act,  any rules  adopted  by the SEC under any of these statutes,  the Bank  Secrecy Act as it applies to our  activities,  and any rules adopted thereunder by the Securities and Exchange  Commission ("SEC")
     or the Department of the Treasury. As mentioned above, as a listed company, we are also subject to specific rules  promulgated by the NYSE.  Similarly, our  non-US  affiliates  are  subject  to  additional  laws and  regulatory mandates in their  respective  jurisdictions,  which must be fully complied with.

                                      -2-

4.   Conflicts of Interest / Unlawful Actions

     A "conflict of interest"  exists when a person's  private  interests may be contrary  to  the  interests  of  AllianceBernstein's  clients  or  to  the interests of AllianceBernstein or its unitholders.

     A conflict  situation can arise when an  AllianceBernstein  employee  takes actions or has interests  (business,  financial or otherwise) that may make it  difficult  to  perform  his or her work  objectively  and  effectively.
     Conflicts of interest may arise,  for  example,  when an  AllianceBernstein employee,  or a member of his or her family,(1)  receives improper personal benefits (including personal loans,  services, or payment for services that the AllianceBernstein  employee performs in the course of AllianceBernstein business) as a result of his or her position at AllianceBernstein, or gains personal enrichment or benefits through access to confidential information.
     Conflicts may also arise when an AllianceBernstein employee, or a member of his or her family, holds a significant financial interest in a company that does an important amount of business with  AllianceBernstein or has outside business  interests  that may result in  divided  loyalties  or  compromise independent judgment.  Moreover, conflicts may arise when making securities investments  for  personal  accounts  or when  determining  how to allocate trading opportunities.  Additional conflicts of interest are highlighted in the AllianceBernstein  Policy and Procedures for Giving and Receiving Gifts
     and Entertainment, a copy of which can be found on the Legal and Compliance
     Department intranet site.

     Conflicts of interest can arise in many common  situations,  despite  one's best  efforts to avoid them.  This Code does not  attempt to  identify  all possible  conflicts  of  interest.  Literal  compliance  with  each  of the specific procedures will not shield you from liability for personal trading or other  conduct  that  violates  your  fiduciary  duties to our  clients.
     AllianceBernstein  employees are encouraged to seek  clarification  of, and discuss  questions  about,  potential  conflicts of  interest.  If you have questions  about a  particular  situation  or become aware of a conflict or
     potential  conflict,   you  should  bring  it  to  the  attention  of  your
     supervisor,   the  General  Counsel,   the  Conflicts  Officer,  the  Chief
     Compliance  Officer  or  a  representative  of  the  Legal  and  Compliance
     Department or Human Resources.

     In addition to the specific prohibitions contained in the Code, you are, of course,  subject  to a  general  requirement  not to  engage  in any act or practice that would defraud our clients.  This general  prohibition  (which also applies  specifically  in  connection  with the purchase and sale of a
     Security  held or to be acquired or sold,  as this phrase is defined in the
     Appendix) includes:

     o    Making  any  untrue  statement  of a material  fact or  employing  any device, scheme or artifice to defraud a client;

     o    Omitting to state (or failing to provide any information  necessary to properly clarify any statements made, in light of the circumstances) a material fact, thereby creating a materially misleading impression;

     o    Making investment  decisions,  changes in research ratings and trading decisions  other than  exclusively for the benefit of, and in the best interest of, our clients;

_________________________________

(1)  For purposes of this  section of the Code,  unless  otherwise  specifically
     provided,  (i)  "family"  means  your  spouse/domestic  partner,   parents,
     children,  siblings,  in-laws by marriage (i.e., mother, father, son and/or daughter-in-law) and anyone who shares your home; and (ii) "relative" means your immediate family members and your first cousins.

                                      -3-

     o    Using  information about investment or trading decisions or changes in research ratings (whether considered,  proposed or made) to benefit or avoid economic injury to you or anyone other than our clients;

     o    Taking,  delaying or  omitting to take any action with  respect to any research recommendation, report or rating or any investment or trading decision  for a client  in order to avoid  economic  injury  to you or anyone other than our clients;

     o    Purchasing  or  selling  a  security  on the basis of  knowledge  of a possible  trade  by or for a  client  with the  intent  of  personally profiting  from  personal  holdings in the same or related  securities
          ("front-running" or "scalping");

     o    Revealing  to any other  person  (except in the normal  course of your duties on behalf of a client)  any  information  regarding  securities transactions by any client or the  consideration  by any client of any such securities transactions; or

     o    Engaging in any act,  practice or course of business  that operates or would  operate  as a fraud or deceit on a client  or  engaging  in any manipulative practice with respect to any client.

5.   Insider Trading

     There are instances where AllianceBernstein employees may have confidential
     "inside" information about AllianceBernstein or its affiliates,  or about a company  with  which we do  business,  or about a  company  in which we may invest on  behalf of  clients  that is not known to the  investing  public.
     AllianceBernstein  employees  must  maintain  the  confidentiality  of such information.  If a reasonable  investor  would  consider  this  information
     important  in  reaching  an  investment  decision,   the  AllianceBernstein
     employee with this  information  must not buy or sell  securities of any of the companies in question or give this  information  to another  person who
     trades   in  such   securities.   This   rule  is   very   important,   and
     AllianceBernstein  has adopted the following  three specific  policies that address  it:  Policy  and  Procedures  Concerning  Purchases  and  Sales of
     AllianceBernstein  Units,  Policy and Procedures  Concerning  Purchases and
     Sales  of  AllianceBernstein   Closed-End  Mutual  Funds,  and  Policy  and
     Procedures Regarding Insider Trading (collectively,  the "AllianceBernstein
     Insider Trading Policies"). A copy of the AllianceBernstein Insider Trading
     Policies may be found on the Legal and Compliance Department intranet site.
     All  AllianceBernstein  employees  are  required to be familiar  with these policies(2) and to abide by them.

6.   Personal Trading: Summary of Restrictions

     AllianceBernstein  recognizes the importance to its employees of being able to manage and develop their own and their dependents'  financial  resources through  long-term  investments  and  strategies.  However,  because of the potential conflicts of interest inherent in our business,  our industry and
     AllianceBernstein   have  implemented  certain  standards  and  limitations
     designed  to  minimize  these  conflicts  and help  ensure that we focus on meeting our duties as a fiduciary  for our  clients.  As a general  matter,
     AllianceBernstein   discourages   personal   investments  by  employees  in
     individual  securities  and  encourages  personal  investments  in  managed collective vehicles, such as mutual funds.

_________________________________

(2)  The  subject of  insider  trading  will be  covered  in various  Compliance training programs and materials.

                                      -4-

     AllianceBernstein  senior management believes it is important for employees to align their own personal  interests  with the  interests of our clients.
     Consequently,  employees  are  encouraged  to  invest  in the  mutual  fund products and services  offered by  AllianceBernstein,  where  available and appropriate.

     The policies  and  procedures  for  personal  trading are set forth in full detail in the  AllianceBernstein  Personal Trading Policies and Procedures,
     included in the Code as Appendix A. The following is a summary of the major restrictions  that apply to personal trading by employees,  their immediate family members and other financial dependents:

     o    Employees must disclose all of their securities  accounts to the Legal and Compliance Department;

     o    Employees   may  maintain   securities   accounts  only  at  specified
          designated broker-dealers;

     o    Employees  must  pre-clear  all  securities  trades with the Legal and
          Compliance Department prior to placing trades with their broker-dealer
          (prior  supervisory  approval  is  required  for  portfolio  managers, research analysts,  traders,  persons with access to AllianceBernstein
          research,   and  others   designated  by  the  Legal  and   Compliance
          Department);

     o    Employees  may only make five trades in individual  securities  during any rolling thirty calendar-day period;

     o    Employee purchases of individual  securities are subject to a one-year holding period;

     o    Employees  may not engage in  short-term  trading of a mutual  fund in violation of that fund's short-term trading policies;

     o    Employees may not participate in initial public offerings;

     o    Employees must get written approval, and make certain representations, in order to participate in limited or private offerings;

     o    Employees must submit initial and annual holding  reports,  disclosing
          all   securities   and   holdings   in   mutual   funds   managed   by
          AllianceBernstein held in personal accounts;

     o    Employees  must,  on a  quarterly  basis,  submit or  confirm  reports identifying all transactions in securities and mutual funds managed by
          AllianceBernstein in personal accounts;

     o    The Legal and Compliance Department has the authority to deny:

          a.   Any  personal  trade  by an  employee  if the  security  is being considered  for purchase or sale in a client  account,  there are open orders for the security on a trading  desk,  or the security appears on any AllianceBernstein restricted list;

          b.   Any short  sale by an  employee  for a  personal  account  if the security  is  being  held  long in  AllianceBernstein  -  managed portfolios; and

          c.   Any personal trade by a portfolio  manager or research analyst in a security  that is  subject to a blackout  period as a result of client portfolio trading or recommendations to clients.

     o    Separate  requirements and restrictions apply to directors who are not employees of AllianceBernstein,  as explained in further detail in the
          AllianceBernstein Personal Trading Policies and Procedures,  Exhibit A
          of this document.

                                      -5-

     This  summary   should  not  be   considered  a  substitute   for  reading,
     understanding and complying with the detailed restrictions and requirements
     that  appear  in  the  AllianceBernstein   Personal  Trading  Policies  and
     Procedures, included as Appendix A to the Code.

7.   Outside Directorships and Other Outside Activities and Interests

     Although  activities  outside of  AllianceBernstein  are not  necessarily a conflict of interest,  a conflict may exist  depending  upon your  position within  AllianceBernstein  and  AllianceBernstein's  relationship  with the particular  activity  in  question.  Outside  activities  may also create a potential conflict of interest if they cause an AllianceBernstein  employee to choose between that interest and the interests of  AllianceBernstein  or any  client of  AllianceBernstein.  AllianceBernstein  recognizes  that the
     guidelines   in  this   Section  are  not   applicable   to   directors  of
     AllianceBernstein  who do not also  serve in  management  positions  within
     AllianceBernstein ("Outside Directors").

--------------------------------------------------------------------------------
  Important  Note for Research  Analysts:  Notwithstanding  the standards and prohibitions  that follow in this  section,  any  Employee  who acts in the capacity of a research  analyst is prohibited  from serving on any board of directors or trustees or in any other capacity with respect to any company, public or private,  whose business is directly or indirectly related to the industry covered by that research analyst.
--------------------------------------------------------------------------------

(a)  Board Member or Trustee

     i.   No AllianceBernstein employee shall serve on any board of directors or trustees  or in any  other  management  capacity  of any  unaffiliated public company.

     ii.  No AllianceBernstein employee shall serve on any board of directors or trustees or in any other  management  capacity of any private  company
          without   prior   written   approval   (other   than    not-for-profit
          organizations)  from the  employee's  supervisor.(3)  After  obtaining supervisory  approval,  the employee must obtain written authorization from  AllianceBernstein's  Chief  Compliance  Officer who will provide final  approval.  This  approval is also subject to review by, and may require the approval of,  AllianceBernstein's Chief Executive Officer.
          The decision as to whether to grant such  authorization  will be based on a determination  that such service would not be  inconsistent  with the  interests  of any  client,  as well as an  analysis  of the  time commitment and potential  personal  liabilities  and  responsibilities associated  with the  outside  affiliation.(4)  Any  AllianceBernstein

_________________________________

(3)  No  approval  is   required   to  serve  as  a   trustee/board   member  of
     not-for-profit organizations such as religious organizations,  foundations, educational  institutions,  co-ops,  private clubs etc.,  provided that the organization  has not  issued,  and does not have  future  plans to  issue,
     publicly   held   securities,    including   debt   obligations.    Indeed,
     AllianceBernstein  recognizes  that its employees often engage in community service in their local  communities  and engage in a variety of  charitable activities,  and it commends such service. However, it is the duty of every
     AllianceBernstein  employee  to ensure that all  outside  activities,  even charitable or pro bono activities, do not constitute a conflict of interest or are not otherwise  inconsistent  with  employment by  AllianceBernstein.
     Accordingly,  although no  approval is  required,  each  employee  must use his/her  best  efforts  to ensure  that the  organization  does not use the employee's affiliation with AllianceBernstein,  including his/her corporate title,  in any  promotional  (other than a "bio"  section)  or  fundraising activities,  or to advance a specific mission or agenda of the entity. Such positions  also must be  reported to the firm  pursuant  to other  periodic requests for information (e.g., the AllianceBernstein 10-K questionnaire).

(4)  Such authorization requires an agreement on the part of the employee to not hold him or herself  out as acting on behalf of  AllianceBernstein  (or any affiliate) and to use best efforts to ensure that  AllianceBernstein's name
     (or  that  of any  AllianceBernstein  affiliated  company)  is not  used in connection with the proposed  affiliation  (other than in a "bio" section), and in particular, activities relating to fundraising or to the advancement of a specific entity mission or agenda.

                                      -6-

          employee who serves as a director,  trustee or in any other management capacity of any private company must resign that position prior to the company becoming a publicly traded company.

     iii. This   approval   requirement   applies   regardless   of  whether  an
          AllianceBernstein  employee plans to serve as a director of an outside business  organization  (1)  in  a  personal  capacity  or  (2)  as  a representative  of  AllianceBernstein  or  of  an  entity  within  the
          AllianceBernstein  Group holding a corporate board seat on the outside organization (e.g., where  AllianceBernstein or its clients may have a
          significant  but  non-controlling   equity  interest  in  the  outside
          company).

     iv.  New employees with  pre-existing  relationships are required to resign from the boards of public  companies  and seek and obtain the required approvals to continue to serve on the boards of private companies.

(b)  Other Affiliations

     AllianceBernstein   discourages  employees  from  committing  to  secondary
     employment, particularly if it poses any conflict in meeting the employee's ability to  satisfactorily  meet all job  requirements  and business needs.
     Before an  AllianceBernstein  employee  accepts a second job, that employee must:

     o    Immediately  inform his or her Department  Head and Human Resources in writing of the secondary employment;

     o    Ensure  that  AllianceBernstein's  business  takes  priority  over the secondary employment;

     o    Ensure that no conflict of interest exists between AllianceBernstein's business and the secondary  employment (see also, footnote 4, previous page); and

     o    Require no special accommodation for late arrivals,  early departures, or other special requests associated with the secondary employment.

     For  employees  associated  with  any  of  AllianceBernstein's   registered
     broker-dealer  subsidiaries,  written  approval  of  the  Chief  Compliance
     Officer  for the  subsidiary  is also  required.  (5)  New  employees  with pre-existing  relationships are required to ensure that their  affiliations conform to these restrictions, and must obtain the requisite approvals.

(c)  Outside Financial or Business Interests

     AllianceBernstein  employees  should be cautious  with  respect to personal investments  that may lead to conflicts of interest or raise the appearance of a conflict.  Conflicts  of  interest in this  context may arise in cases where an  AllianceBernstein  employee,  a member of his or her family, or a close personal acquaintance, holds a substantial interest in a company that has significant dealings with  AllianceBernstein or any of its subsidiaries
     either  on  a  recurring  or  "one-off"  basis.  For  example,   holding  a
     substantial interest in a family-controlled or other privately-held company that does business with, or competes against,  AllianceBernstein  or any of its  subsidiaries may give rise to a conflict of interest or the appearance of a conflict. In

_________________________________

(5)  In the case of  AllianceBernstein  subsidiaries  that are holding companies for  consolidated  subgroups,  unless  otherwise  specified  by the holding company's  Chief  Executive  Officer,  this  approval may be granted by the
     Chief Executive  Officer or Chief  Financial  Officer of each subsidiary or business unit with such a consolidated subgroup.

                                      -7-

     contrast, holding shares in a widely-held public company that does business with  AllianceBernstein  from time to time may not raise the same  types of concerns. Prior to making any such personal investments,  AllianceBernstein employees must pre-clear the  transaction,  in accordance with the Personal
     Trading  Policies and  Procedures,  attached as Exhibit A of this Code, and should consult as appropriate with their supervisor, the Conflicts Officer,
     General Counsel,  Chief Compliance  Officer or other  representative of the
     Legal and Compliance Department.

     AllianceBernstein employees should also be cautious with respect to outside business  interests that may create divided  loyalties,  divert substantial amounts of their time and/or  compromise their independent  judgment.  If a conflict  of  interest  situation  arises,  you  should  report  it to your supervisor,  the  Conflicts  Officer,  General  Counsel,  Chief  Compliance
     Officer and/or other representative of AllianceBernstein's  Human Resources or Legal and  Compliance  Department.  Business  transactions  that benefit relatives or close personal friends, such as awarding a service contract to them or a company in which  they have a  controlling  or other  significant interest,  may also create a conflict of  interest or the  appearance  of a conflict.  AllianceBernstein employees must consult their supervisor and/or the Conflicts Officer,  General Counsel,  Chief Compliance Officer or other
     representative  of   AllianceBernstein's   Human  Resources  or  Legal  and
     Compliance  Department  before  entering  into  any such  transaction.  New employees that have outside  financial or business  interests (as described herein)  should  report them as required and bring them to the attention of their supervisor immediately.

8.   Gifts, Entertainment and Inducements

     Business gifts and  entertainment  are designed to build goodwill and sound working  relationships  among  business  partners.  However,  under certain circumstances,  gifts,  entertainment,  favors, benefits, and/or job offers may be attempts to "purchase"  favorable  treatment.  Accepting or offering such inducements could raise doubts about an  AllianceBernstein  employee's
     ability  to  make  independent   business  judgments  in  our  clients'  or
     AllianceBernstein's  best interests.  For example, a problem would arise if
     (i) the receipt by an AllianceBernstein  employee of a gift,  entertainment or other  inducement  would  compromise,  or could be reasonably  viewed as compromising, that individual's ability to make objective and fair business decisions  on  behalf  of  AllianceBernstein  or its  clients,  or (ii) the offering by an AllianceBernstein employee of a gift, entertainment or other inducement  appears to be an attempt to obtain  business  through  improper means  or to gain  any  special  advantage  in our  business  relationships through improper means.

     These situations can arise in many different circumstances  (including with
     current  or  prospective   suppliers  and  clients)  and  AllianceBernstein
     employees  should  keep in mind  that  certain  types  of  inducements  may constitute illegal bribes, pay-offs or kickbacks. In particular,  the rules
     of  various  securities   regulators  place  specific  constraints  on  the
     activities of persons  involved in the sales and  marketing of  securities.
     AllianceBernstein  has  adopted  the Policy and  Procedures  for Giving and
     Receiving  Gifts and  Entertainment  to  address  these and other  matters.
     AllianceBernstein  Employees must  familiarize  themselves with this policy and comply with its requirements, which include reporting the acceptance of most business meals, gifts and entertainment to the Compliance  Department.
     A copy of this policy can be found on the Legal and  Compliance  Department intranet  site,  and will be supplied  by the  Compliance  Department  upon request.

     Each  AllianceBernstein  employee must use good judgment to ensure there is no violation of these  principles.  If you have any question or uncertainty about whether any gifts, entertainment or other

                                      -8-

     type of inducements  are  appropriate,  please contact your supervisor or a representative  of  AllianceBernstein's  Legal  and  Compliance  Department
     and/or the Conflicts  Officer,  as appropriate.  If you feel  uncomfortable utilizing  the normal  channels,  issues may be brought to the attention of the Company  Ombudsman,  who is an independent,  informal and  confidential resource for concerns  about  AllianceBernstein  business  matters that may implicate issues of ethics or questionable practices. Please see Section 23 for additional information on the Company Ombudsman.

9.   Dealings with Government Personnel

     AllianceBernstein  employees  should be aware  that  practices  that may be acceptable  in the  commercial  business  environment  (such  as  providing certain transportation,  business meals,  entertainment and other things of nominal  value),  may be entirely  unacceptable  and even illegal when they relate to government  employees or others who act on a government's behalf.
     Therefore,  you  must be  aware  of and  adhere  to the  relevant  laws and regulations  governing relations between government employees and customers and suppliers in every country where you conduct business.

     No  AllianceBernstein  employee  may give money or gifts to any official or any  employee  of a  governmental  entity if doing so could  reasonably  be construed as having any inappropriate  connection with  AllianceBernstein's
     business  relationship.   Such  actions  are  prohibited  by  law  in  many
     jurisdictions.  It is the responsibility of all AllianceBernstein employees to adhere to the laws and regulations applicable in the jurisdictions where they do business.

     We expect all  AllianceBernstein  employees to refuse to make  questionable payments.  Any proposed  payment or gift to a government  official  must be reviewed  in  advance  by a  representative  of the  Legal  and  Compliance
     Department,  even if such  payment  is common in the  country  of  payment.
     AllianceBernstein  employees should be aware that they do not actually have to make the  payment  to violate  AllianceBernstein's  policy and the law--
     merely offering, promising or authorizing it will be considered a violation of this Code.

10.  Political Contributions by or on behalf of AllianceBernstein

     Election  laws  in  many   jurisdictions   generally   prohibit   political
     contributions by corporations to candidates.  Many local laws also prohibit corporate  contributions to local political  campaigns.  In accordance with these laws,  AllianceBernstein  does not make direct  contributions  to any candidates  for national or local offices where  applicable  laws make such contributions illegal. In these cases, contributions to political campaigns must not be, nor appear to be, made with or reimbursed by AllianceBernstein assets or resources.  AllianceBernstein  assets and resources  include (but
     are  not  limited  to)  AllianceBernstein  facilities,   personnel,  office
     supplies, letterhead,  telephones, electronic communication systems and fax machines.  This means that  AllianceBernstein  office facilities may not be used to host receptions or other events for political candidates or parties which are, or include any,  fund raising  activities or  solicitations.  In limited circumstances,  AllianceBernstein  office facilities may be used to host events for public office holders as a public  service,  but only where steps have been taken (such as not providing to the office holder a list of attendees) to avoid the facilitation of fund raising  solicitations  either during or after the  event,  and where the event has been  pre-approved  in writing by the General Counsel or Deputy General Counsel.

                                      -9-

     Please see the Policy and  Procedures  for Giving and  Receiving  Gifts and
     Entertainment,  which can be found on the Legal and  Compliance  Department intranet  site,  for  a  discussion  relating  to  political  contributions suggested by clients.

     AllianceBernstein  employees who hold or seek to hold political office must do so on their own time,  whether through vacation,  after work hours or on weekends.  Additionally,  the employee  must notify the General  Counsel or
     Chief  Compliance  Officer prior to running for political  office to ensure that there are no conflicts of interest with AllianceBernstein business.

     Election laws in many  jurisdictions  allow  corporations  to establish and maintain  political action or similar  committees,  which may lawfully make campaign  contributions.  AllianceBernstein  or companies  affiliated  with
     AllianceBernstein may establish such committees or other mechanisms through which  AllianceBernstein  employees may make  political  contributions,  if permitted under the laws of the  jurisdictions  in which they operate.  Any questions  about this policy  should be directed to the General  Counsel or
     Chief Compliance Officer.

     AllianceBernstein  employees may make personal  political  contributions as they see fit in accordance  with all applicable  laws and the guidelines in the Policy and Procedures for Giving and Receiving Gifts and Entertainment.
     Certain  employees  involved with the offering or distribution of municipal fund  securities  (e.g.,  a "529 Plan") or acting as a director for certain
     subsidiaries,   must  also  adhere  to  the   restrictions   and  reporting
     requirements of the Municipal Securities Rulemaking Board.

11.  "Ethical Wall" Policy

     AllianceBernstein  has established the Policy and Procedures to Control the
     Flow and Use of Material Non-Public  Information ("Ethical Wall Policy"), a
     copy of which can be found on the Legal and Compliance  Department intranet site.  This  policy  was  established  to  prevent  the  flow  of  material non-public  information  about a  listed  company  or its  securities  from
     AllianceBernstein  employees who receive such  information in the course of their employment to those AllianceBernstein employees performing investment management activities. If "Ethical Walls" are in place, AllianceBernstein's investment  management  activities  may continue  despite the  knowledge of
     material  non-public  information  by  other  AllianceBernstein   employees
     involved in different parts of  AllianceBernstein's  business.  "Investment management  activities"  involve  making,  participating  in, or  obtaining information  regarding purchases or sales of securities of public companies or making, or obtaining information about,  recommendations with respect to purchases or sales of such securities. Given AllianceBernstein's  extensive
     investment    management    activities,    it   is   very   important   for
     AllianceBernstein     employees    to    familiarize     themselves    with
     AllianceBernstein's Ethical Wall Policy and abide by it.

12.  Corporate Opportunities and Resources

     AllianceBernstein  employees owe a duty to AllianceBernstein to advance the firm's legitimate interests when the opportunity to do so arises and to use corporate resources exclusively for that purpose.  Corporate  opportunities
     and   resources   must   not  be  taken   or  used   for   personal   gain.
     AllianceBernstein Employees are prohibited from:

     o    Taking for  themselves  personally  opportunities  that are discovered through the use of company property, information or their position;

                                      -10-

     o    Using  company  property,  information,  resources  or  their  company position for personal gain; and

     o    Competing with AllianceBernstein directly or indirectly.

     Please  also refer to the Policy and  Procedures  for Giving and  Receiving
     Gifts and Entertainment,  and its Appendix B, the Code of Conduct Regarding
     the Purchase of Products and  Services on Behalf of  AllianceBernstein  and
     its  Clients,  which can be found on the Legal  and  Compliance  Department intranet site.

13.  Antitrust and Fair Dealing

     AllianceBernstein  believes that the welfare of consumers is best served by economic competition. Our policy is to compete vigorously, aggressively and successfully in today's increasingly competitive business climate and to do so at all times in compliance  with all applicable  antitrust,  competition and fair  dealing  laws in all the markets in which we operate.  We seek to excel while operating  honestly and ethically,  never through taking unfair advantage of others.  Each  AllianceBernstein  employee  should endeavor to deal fairly with AllianceBernstein's customers, suppliers,  competitors and other  AllianceBernstein  employees.  No one should take  unfair  advantage
     through  manipulation,   concealment,   abuse  of  privileged  information,
     misrepresentation of material facts or any other unfair dealing practices.

     The  antitrust  laws of many  jurisdictions  are  designed  to  preserve  a competitive economy and promote fair and vigorous  competition.  We are all required  to comply  with  these  laws and  regulations.  AllianceBernstein employees  involved in  marketing,  sales and  purchasing,  contracts or in discussions  with competitors  have a particular  responsibility  to ensure that  they  understand  our  standards  and are  familiar  with  applicable competition  laws.  Because  these laws are  complex  and can vary from one jurisdiction  to  another,  AllianceBernstein  employees  are urged to seek advice from the General  Counsel,  Chief  Compliance  Officer or  Corporate
     Secretary  if  questions  arise.  Please  also  refer  to  the  Policy  and
     Procedures for Giving and Receiving Gifts and  Entertainment,  which can be found  on  the  Legal  and  Compliance  Department  intranet  site,  for  a discussion relating to some of these issues.

14.  Recordkeeping and Retention

     Properly  maintaining  and  retaining  company  records  is of  the  utmost importance.  AllianceBernstein  employees are responsible for ensuring that
     AllianceBernstein's  business records are properly  maintained and retained in accordance with  applicable  laws and  regulations in the  jurisdictions
     where  it  operates.   AllianceBernstein   Employees   should   familiarize
     themselves with these laws and regulations. Please see the Record Retention
     Policy on the Legal and Compliance intranet site for more information.

15.  Improper Influence on Conduct of Audits

     AllianceBernstein  employees, and persons acting under their direction, are prohibited  from  taking  any  action to  coerce,  manipulate,  mislead  or
     fraudulently   influence  any  independent   public  or  certified   public
     accountant   engaged  in  the   performance   of  an  audit  or  review  of
     AllianceBernstein's financial statements. The following is a non-exhaustive list of actions that might constitute improper influence:

                                      -11-

     o    Offering or paying bribes or other financial incentives to an auditor, including  offering  future  employment  or  contracts  for  audit  or non-audit services;

     o    Knowingly  providing an auditor with inaccurate or misleading legal or financial analysis;

     o    Threatening  to  cancel  or  canceling  existing  non-audit  or  audit engagements if the auditor objects to the company's accounting; or

     o    Seeking to have a partner or other team member  removed from the audit engagement because such person objects to the company's accounting.

16.  Accuracy of Disclosure

     Securities  and  other  laws  impose  public  disclosure   requirements  on
     AllianceBernstein  and  require it to  regularly  file  reports,  financial information  and make other  submissions  to various  regulators  and stock market  authorities  around the globe.  Such reports and  submissions  must
     comply  with  all  applicable  legal   requirements  and  may  not  contain
     misstatements or omit material facts.

     AllianceBernstein  employees  who are  directly or  indirectly  involved in preparing such reports and submissions,  or who regularly  communicate with the press, investors and analysts concerning AllianceBernstein, must ensure within  the scope of the  employee's  job  activities  that  such  reports, submissions and  communications  are (i) full, fair,  timely,  accurate and understandable,  and (ii) meet applicable legal requirements.  This applies to all public disclosures,  oral statements,  visual  presentations,  press conferences  and media calls  concerning  AllianceBernstein,  its financial
     performance    and   similar    matters.    In    addition,    members   of
     AllianceBernstein's   Board,   executive  officers  and   AllianceBernstein
     employees  who regularly  communicate  with analysts or actual or potential
     investors   in   AllianceBernstein    securities   are   subject   to   the
     AllianceBernstein Regulation FD Compliance Policy. A copy of the policy can be found on the Legal and Compliance Department intranet site.

17.  Confidentiality

     AllianceBernstein  employees must maintain the confidentiality of sensitive
     non-public  and  other  confidential   information  entrusted  to  them  by
     AllianceBernstein  or its clients and  vendors and must not  disclose  such information  to  any  persons  except  when  disclosure  is  authorized  by
     AllianceBernstein or mandated by regulation or law. However, disclosure may be made to (1) other AllianceBernstein employees who have a bona-fide "need
     to  know"  in   connection   with  their   duties,   (2)  persons   outside
     AllianceBernstein  (such as attorneys,  accountants or other  advisers) who need to know in  connection  with a  specific  mandate or  engagement  from
     AllianceBernstein  or who otherwise  have a valid  business or legal reason for receiving it and have executed appropriate  confidentiality agreements, or (3) regulators  pursuant to an appropriate  written request (see Section
     21).

     Confidential  information includes all non-public information that might be of use to competitors,  or harmful to  AllianceBernstein or our clients and vendors, if disclosed. The identity of certain clients may be confidential, as well.  Intellectual  property (such as confidential product information, trade secrets, patents,  trademarks, and copyrights),  business,  marketing and service plans,  databases,  records,  salary  information,  unpublished financial  data and  reports  as well as  information  that  joint  venture partners, suppliers or customers have entrusted to us are also viewed

                                      -12-

     as  confidential  information.  Please note that the obligation to preserve
     confidential    information    continues   even   after   employment   with
     AllianceBernstein ends.

     To safeguard confidential information,  AllianceBernstein  employees should observe at least the following procedures:

     o    Special  confidentiality  arrangements  may be  required  for  certain
          parties,   including  outside  business  associates  and  governmental agencies  and  trade  associations,  seeking  access  to  confidential information;

     o    Papers  relating  to  non-public   matters  should  be   appropriately
          safeguarded;

     o    Appropriate  controls for the  reception  and oversight of visitors to sensitive areas should be implemented and maintained;

     o    Document  control  procedures,  such  as  numbering  counterparts  and recording their distribution, should be used where appropriate;

     o    If an  AllianceBernstein  employee is out of the office in  connection with a  material  non-public  transaction,  staff  members  should use caution in disclosing the AllianceBernstein employee's location;

     o    Sensitive  business  conversations,   whether  in  person  or  on  the
          telephone, should be avoided in public places and care should be taken when using  portable  computers and similar  devices in public places;
          and

     o    E-mail  messages  and  attachments   containing   material  non-public
          information  should be  treated  with  similar  discretion  (including encryption, if appropriate) and recipients should be made aware of the need to exercise similar discretion.

18.  Protection and Proper Use of AllianceBernstein Assets

     AllianceBernstein  employees have a  responsibility  for  safeguarding  and making  proper and  efficient use of  AllianceBernstein's  property.  Every
     AllianceBernstein    employee   also   has   an   obligation   to   protect
     AllianceBernstein's  property  from loss,  fraud,  damage,  misuse,  theft,
     embezzlement  or  destruction.   Acts  of  fraud,   theft,   loss,  misuse,
     carelessness   and   waste  of   assets   may  have  a  direct   impact  on
     AllianceBernstein's  profitability.  Any situations or incidents that could
     lead  to  the  theft,  loss,   fraudulent  or  other  misuse  or  waste  of
     AllianceBernstein  property  should be  reported  to your  supervisor  or a
     representative  of   AllianceBernstein's   Human  Resources  or  Legal  and
     Compliance  Department  as soon as they  come to an  employee's  attention.
     Should an employee feel uncomfortable utilizing the normal channels, issues may  be  brought  to the  attention  of the  Company  Ombudsman,  who is an
     independent,   informal  and  confidential   resource  for  concerns  about
     AllianceBernstein  business  matters that may implicate issues of ethics or questionable practices. Please see Section 23 for additional information on the Company Ombudsman.

19.  Compliance Practices and Policies of Group Subsidiaries

     AllianceBernstein  is  considered  for most  purposes to be a subsidiary of
     AXA, a French  holding  company  doing  business  in more than more than 50 countries  around  the world,  each of which has its own  unique  business, legal and  regulatory  environment.  Various AXA Group  companies,  such as
     AllianceBernstein,  have adopted their own compliance  policies  adapted to their specific

                                      -13-

     businesses and to the specific legal,  regulatory and ethical  environments in the country or  countries  where they do  business,  which the AXA Group encourages for all its companies as a matter of "best  practices."  The AXA
     Group has adopted a Compliance  Guide,  and AXA  Financial  has put forth a
     Policy  Statement  on Ethics,  both of which are  included on the Legal and
     Compliance  Department  intranet  site.   AllianceBernstein  employees  are
     subject to these AXA policy  statements  and should  therefore  be familiar with their requirements.

     Importantly,  all AXA Group employees are able to submit  anonymously,  any concerns they may have regarding  accounting,  internal control or auditing
     matters,   including  fraud,  directly  to  the  Chairman  of  AXA's  Audit
     Committee.  The Chairman of AXA's Audit Committee has a dedicated fax (+331
     4500  3016) to  receive  these  concerns  from  Group  employees.  See also
     Sections 22 and 23 for AllianceBernstein's  "whistleblower"  protection and related reporting mechanisms.

20.  Exceptions from the Code

     In addition to the exceptions  contained within the specific  provisions of the Code,  the General  Counsel,  Chief  Compliance  Officer (or his or her
     designee) may, in very limited circumstances,  grant other exceptions under any  Section  of this Code on a  case-by-case  basis,  under the  following procedures:

     (a)  Written Statement and Supporting Documentation

          The individual seeking the exception furnishes to the Chief Compliance
          Officer, as applicable:

          (1)  A written statement detailing the efforts made to comply with the requirement from which the individual seeks an exception;

          (2)  A written statement containing a representation and warranty that
               (i) compliance with the  requirement  would impose a severe undue hardship on the individual  and (ii) the exception  would not, in any  manner or  degree,  harm or  defraud a client,  violate  the general  principles  herein or  compromise  the  individual's  or
               AllianceBernstein's fiduciary duty to any client; and

          (3)  Any supporting  documentation  that the Chief Compliance  Officer may require.

     (b)  Compliance Interview

          The Chief  Compliance  Officer (or designee) will conduct an interview with the  individual  or take such other steps deemed  appropriate  in order to determine that granting the exception will not, in any manner or degree,  harm or defraud a client,  violate the general  principles herein or compromise the individual's or AllianceBernstein's fiduciary duty to any  client;  and will  maintain  all written  statements  and supporting  documentation,  as well as  documentation of the basis for granting the exception.

     PLEASE  NOTE:  To the extent  required  by law or NYSE rule,  any waiver or
     amendment  of  this  Code  for   AllianceBernstein's   executive   officers
     (including  AllianceBernstein's  Chief Executive  Officer,  Chief Financial
     Officer,  and Principal  Accounting  Officer) or directors shall be made at the discretion of the Board of  AllianceBernstein  Corporation and promptly disclosed  to the  unitholders  of  AllianceBernstein  Holding  pursuant to
     Section 303A.10 of the NYSE Exchange Listed Company Manual.

                                      -14-

21.  Regulatory Inquiries, Investigations and Litigation

     (a)  Requests for Information

          Governmental  agencies and regulatory  organizations  may from time to time conduct surveys or make inquiries that request  information about
          AllianceBernstein,  its  customers or others that  generally  would be considered confidential or proprietary.

          All  regulatory  inquiries  concerning  AllianceBernstein  are  to  be handled by the Chief Compliance Officer or General Counsel.  Employees
          receiving such inquiries should refer such matters  immediately to the
          Legal and Compliance Department.

     (b)  Types of Inquiries

          Regulatory  inquiries  may be received by mail,  e-mail,  telephone or personal visit.  In the case of a personal  visit,  demand may be made for the immediate  production  or  inspection of documents.  While any telephone or personal inquiry should be handled in a courteous manner, the  caller or  visitor  should be  informed  that  responses  to such requests  are the  responsibility  of  AllianceBernstein's  Legal  and
          Compliance Department.  Therefore, the visitor should be asked to wait briefly  while  a call  is made to the  Chief  Compliance  Officer  or
          General  Counsel  for  guidance  on how to  proceed.  In the case of a telephone  inquiry,  the  caller  should  be  referred  to  the  Chief
          Compliance  Officer or General  Counsel or informed  that his/her call will be  promptly  returned.  Letter  or  e-mail  inquiries  should be forwarded promptly to the Chief Compliance Officer or General Counsel, who will provide an appropriate response.

     (c)  Responding to Information Requests

          Under no  circumstances  should any  documents or material be released without  prior  approval  of the Chief  Compliance  Officer or General
          Counsel.  Likewise,  no employee should have  substantive  discussions with any regulatory  personnel without prior  consultation with either of these  individuals.  Note that this  policy  is  standard  industry practice and should not evoke adverse  reaction  from any  experienced regulatory personnel.  Even if an objection to such delay is made, the policy is fully within the law and no exceptions should be made.

     (d)  Use of Outside Counsel

          It is the  responsibility  of the Chief Compliance  Officer or General
          Counsel  to  inform  AllianceBernstein's   outside  counsel  in  those
          instances deemed appropriate and necessary.

     (e)  Regulatory Investigation

          Any  employee  that  is  notified  that  they  are  the  subject  of a regulatory  investigation,  whether  in  connection  with  his  or her activities  at  AllianceBernstein  or  at a  previous  employer,  must immediately notify the Chief Compliance Officer or General Counsel.

     (f)  Litigation

          Any  receipt  of  service  or  other  notification  of  a  pending  or threatened  action against the firm should be brought to the immediate attention of the General Counsel or Chief  Compliance

                                      -15-

          Officer.  These individuals also should be informed of any instance in which an employee is sued in a matter involving his/her  activities on behalf of AllianceBernstein.  Notice also should be given to either of these  individuals  upon  receipt of a subpoena for  information  from
          AllianceBernstein relating to any matter in litigation or receipt of a garnishment lien or judgment against the firm or any of its clients or employees.  The  General  Counsel  or Chief  Compliance  Officer  will determine the appropriate response.

22.  Compliance and Reporting of Misconduct / "Whistleblower" Protection

     No  Code  can   address  all   specific   situations.   Accordingly,   each
     AllianceBernstein  employee is responsible  for applying the principles set forth in this Code in a  responsible  fashion and with the exercise of good
     judgment   and   common   sense.    Whenever    uncertainty    arises,   an
     AllianceBernstein   employee  should  seek  guidance  from  an  appropriate
     supervisor  or a  representative  of  Human  Resources  or  the  Legal  and
     Compliance Department before proceeding.

     All  AllianceBernstein  employees  should  promptly report any practices or actions the employee  believes to be inappropriate or inconsistent with any provisions of this Code. In addition all employees must promptly report any actual  violations  of the Code to the General  Counsel,  Chief  Compliance
     Officer or a designee.  Any person reporting a violation in good faith will be protected against reprisals.

     If you feel  uncomfortable  utilizing  the normal  channels,  issues may be brought to the attention of the Company  Ombudsman,  who is an independent, informal and  confidential  resource for concerns  about  AllianceBernstein business  matters  that may  implicate  issues of  ethics  or  questionable practices.  Please see Section 23 for additional information on the Company
     Ombudsman.  AllianceBernstein  employees  may also  utilize the AXA Group's anonymous reporting mechanism as detailed in Section 19.

23.  Company Ombudsman

     AllianceBernstein's  Company  Ombudsman  provides a neutral,  confidential, informal and independent communications channel where any AllianceBernstein employee can obtain  assistance  in surfacing  and  resolving  work-related issues. The primary purpose of the Ombudsman is to help AllianceBernstein:

     o    Safeguard  its  reputation  and  financial,  human and  other  company assets;

     o    Maintain an ethical and fiduciary culture;

     o    Demonstrate and achieve its commitment to "doing the right thing;" and

     o    Comply with relevant provisions of the Sarbanes-Oxley Act of 2002, the
          U.S. Sentencing Guidelines,  as well as  AllianceBernstein's  2003 SEC
          Order,   New  York  Stock   Exchange  Rule  303A.10  and  other  laws,
          regulations and policies.

     The Ombudsman seeks to provide early warnings and to identify  changes that will prevent malfeasance and workplace issues from becoming  significant or
     recurring.   The   Ombudsman   has  a   reporting   relationship   to   the
     AllianceBernstein  CEO,  the Audit  Committee  of the Board of Directors of
     AllianceBernstein     Corporation    and    independent     directors    of
     AllianceBernstein's U.S. mutual fund boards.

                                      -16-

     Any type of work-related  issue may be brought to the Ombudsman,  including potential or actual financial malfeasance,  security matters, inappropriate business practices,  compliance issues,  unethical behavior,  violations of law, health and safety issues, and employee relations issues. The Ombudsman supplements,  but does not replace  existing  formal channels such as Human
     Resources,  Legal  and  Compliance,   Internal  Audit,  Security  and  line
     management.

24.  Sanctions

     Upon   learning   of  a  violation   of  this  Code,   any  member  of  the
     AllianceBernstein  Group,  with the advice of the  General  Counsel,  Chief
     Compliance  Officer and/or the  AllianceBernstein  Code of Ethics Oversight
     Committee,  may impose such  sanctions  as such member  deems  appropriate,
     including,  among  other  things,   restitution,   censure,  suspension  or
     termination  of  service.  Persons  subject to this Code who fail to comply with it may also be violating  the U.S.  federal  securities  laws or other federal, state or local laws within their particular jurisdictions.

25.  Annual Certifications

     Each  person  subject to this Code must  certify at least  annually  to the
     Chief Compliance  Officer that he or she has read and understands the Code, recognizes  that he or she is  subject  hereto  and has  complied  with its provisions and disclosed or reported all personal  securities  transactions and other items  required to be disclosed or reported  under the Code.  The
     Chief Compliance Officer may require interim certifications for significant changes to the Code.

                                      -17-

                                   APPENDIX A

                             ALLIANCEBERNSTEIN L.P.

                    PERSONAL TRADING POLICIES AND PROCEDURES

1. Overview

     (a)  Introduction

          AllianceBernstein  recognizes the importance to its employees of being able to manage and develop their own and their  dependents'  financial resources  through  long-term  investments  and  strategies.  However, because  of  the  potential  conflicts  of  interest  inherent  in our business,  our industry and AllianceBernstein have implemented certain standards and  limitations  designed to minimize  these  conflicts and help ensure that we focus on meeting our duties as a fiduciary for our clients.  Employees  should be aware that their  ability to  liquidate positions may be severely  restricted under these policies,  including during times of market  volatility.  Therefore,  as a general  matter,
          AllianceBernstein  discourages  personal  investments  by employees in individual  securities and encourages personal  investments in managed collective vehicles, such as mutual funds.

          AllianceBernstein  senior  management  believes  it is  important  for employees to align their own personal  interests with the interests of our clients.  Consequently,  employees are encouraged to invest in the mutual fund products and services offered by AllianceBernstein,  where available and appropriate.

     (b)  Definitions

          The following definitions apply for purposes of this Appendix A of the
          Code;  however  additional  definitions  are  contained  in  the  text itself.(1)

          1.   "AllianceBernstein"    means    AllianceBernstein    L.P.,    its
               subsidiaries and its joint venture entities.

          2.   "Beneficial  Ownership" is  interpreted  in the same manner as in determining  whether a person is  subject  to the  provisions  of
               Section  16 of the  Securities  Exchange  Act of 1934  ("Exchange
               Act"), Rule 16a-1 and the other rules and regulations  thereunder and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise,  has or shares a direct or indirect pecuniary interest in a  Security.  For  example,  an  individual  has  an  indirect pecuniary  interest  in any  Security  owned by the  individual's spouse.

_________________________________

(1)  Due  to  the  importance   that   AllianceBernstein   places  on  promoting
     responsible  personal  trading,  we have applied the  definition of "access person," as used in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the
     Advisers Act, and related requirements to all  AllianceBernstein  employees
     and  officers.   We  have  drafted  special  provisions  for  directors  of
     AllianceBernstein who are not also employees of AllianceBernstein.

                                      A-1

               Beneficial  Ownership  also  includes,  directly  or  indirectly, through any contract, arrangement,  understanding,  relationship, or otherwise,  having or sharing  "voting  power" or  "investment power," as those terms are used in Section  13(d) of the Exchange
               Act and Rule 13d-3 thereunder.

          3.   "Client"  means any person or  entity,  including  an  investment company, for which AllianceBernstein serves as investment manager or adviser.

          4.   "Chief Compliance  Officer" refers to  AllianceBernstein's  Chief
               Compliance Officer.

          5.   "Code of Ethics Oversight  Committee"  refers to the committee of
               AllianceBernstein's  senior  officers  that  is  responsible  for monitoring compliance with the Code.

          6.   "Conflicts  Officer"  refers  to  AllianceBernstein's   Conflicts
               Officer, who reports to the Chief Compliance Officer.

          7.   "Control"  has the  meaning  set forth in Section  2(a)(9) of the
               1940 Act.

          8.   "Director"  means any  person  who  serves in the  capacity  of a director of AllianceBernstein Corporation.  "Affiliated Director"
               means any Director who is not an Employee (as defined  below) but
               who   is   an   employee   of   an   entity    affiliated    with
               AllianceBernstein.  "Outside  Director" means any Director who is neither an  Employee  (as  defined  below) nor an  employee of an entity affiliated with AllianceBernstein.

          9.   "Employee"  refers to any person who is an employee or officer of
               AllianceBernstein,  including part-time employees and consultants
               (acting  in  the  capacity  of a  portfolio  manager,  trader  or research analyst) under the Control of AllianceBernstein.

          10.  "Initial  Public   Offering"  means  an  offering  of  Securities
               registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which,  immediately  before the  registration,  was not subject to the reporting  requirements of Sections 13 or 15(d) of the  Exchange  Act, as well as similar  offerings  of  Securities issued outside the United States.

          11.  "Investment Personnel" refers to:

               a.   Any  Employee  who  acts  in  the  capacity  of a  portfolio manager,  research  analyst or trader or any other  capacity
                    (such  as an  assistant  to  one of  the  foregoing)  and in
                    connection   with  his  or  her  regular   duties  makes  or
                    participates in making,  or is in a position to be aware of, recommendations regarding the purchase or sale of securities by a Client;

               b.   Any  Employee  who  receives  the  AllianceBernstein  Global
                    Equity Review or has access to the AllianceBernstein Express
                    Research database, or Research Wire;

                                      A-2

               c.   Any  Employees   participating   in   (including   passively
                    listening to) "morning calls" for any of the managed account disciplines or broker-dealer subsidiaries;

               d.   Any  other  Employee  designated  as such by the  Legal  and
                    Compliance Department; or

               e.   Any natural  person who Controls  AllianceBernstein  and who obtains  information  concerning  recommendations  made to a
                    Client  regarding  the purchase or sale of securities by the
                    Client.

          12.  "Limited   Offering"  means  an  offering  that  is  exempt  from
               registration under the 1933 Act pursuant to Sections 4(2) or 4(6)
               thereof or pursuant to Rules 504,  505 or 506 under the 1933 Act, as well as  similarly  exempted  offerings of  Securities  issued outside  the  United  States.  Investments  in  hedge  funds  are typically sold in a limited offering setting.

          13.  "Ombudsman" means the Company Ombudsman of AllianceBernstein,  or any of his/her staff members.

          14.  "Personal  Account"  refers to any  account  (including,  without limitation, a custody account, safekeeping account and an account maintained  by  an  entity  that  may  act  in a  brokerage  or a
               principal   capacity)  in  which  Securities  may  be  traded  or
               custodied, and in which an Employee has any Beneficial Ownership, and any such account  maintained by or for a financial  dependent of an Employee.  For example,  this definition  includes Personal
               Accounts of:

               a.   An Employee's  spouse/domestic  partner (of same or opposite gender),  including a legally  separated or divorced  spouse who is a financial dependent;

               b.   Financial  dependents of an Employee,  including  both those residing  with the Employee and those not residing  with the
                    Employee,  such as  financially  dependent  children away at college; and

               c.   Any  person or  entity  for  which  the  Employee  acts as a fiduciary  (e.g.,  acting  as a  Trustee)  or who has  given investment  discretion to the Employee,  other than accounts over which the employee has discretion as a result of his or her responsibilities at AllianceBernstein.

               Personal   Accounts   include  any  account   meeting  the  above
               definition  even if the  Employee has given  discretion  over the account to someone else.

          15.  "Purchase   or  Sale  of  a  Security"   includes,   among  other
               transactions,  the  writing  or  purchase  of an option to sell a
               Security and any short sale of a Security.

          16.  "Security"  has the meaning set forth in Section  2(a)(36) of the
               Investment  Company  Act and  includes  any  derivative  thereof, commodities,  options or forward contracts,  except that it shall not include:

               a.   Securities issued by the government of the United States;

                                      A-3

               b.   Short-term debt  securities  that are government  securities within the  meaning of Section  2(a)(16)  of the  Investment
                    Company Act;

               c.   Shares issued by money market funds;

               d.   Shares   issued  by   open-end   mutual   funds,   including
                    exchange-traded  funds (ETF's),  other than those managed by
                    AllianceBernstein; and

               e.   Bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial paper,  high quality  short-term debt instruments and such other instruments as may be designated from time to time by the Chief Compliance Officer.

          17.  A Security is "Being Considered for Purchase or Sale" when:

               a.   An AllianceBernstein Growth research analyst issues research information  (including  as part of the daily  morning call)
                    regarding  initial  coverage  of, or  changing a rating with respect to, a Security;

               b.   A portfolio  manager has indicated  (e.g.,  during the daily
                    Growth  morning  call  or  identified  as a  Value  priority
                    purchase/sale,   or  otherwise)  his  or  her  intention  to
                    purchase or sell a Security; or

               c.   An open  order(2)  in the  Security  exists on any  buy-side trading desk.

               This is not an exhaustive  list.  At the  discretion of the Legal and  Compliance  Department,  a  Security  may be  deemed  "Being
               Considered for Purchase or Sale" even if none of the above events
               have   occurred,   particularly   if  a   portfolio   manager  is
               contemplating the purchase or sale of that Security, as evidenced by  e-mails or the  manager's  preparation  of, or  request  for, research.

          18.  "Security held or to be acquired or sold" means:

               a.   Any Security which, within the most recent 15 days (i) is or has been  held by a Client  in an  AllianceBernstein-managed
                    account  or  (ii)  is  being  or  has  been   considered  by
                    AllianceBernstein for purchase or sale for the Client; and

               b.   Any option to purchase or sell, and any Security convertible into or exchangeable for, a Security.

          19.  "Subsidiary"   refers  to   entities   with   respect   to  which
               AllianceBernstein,  directly or indirectly, through the ownership of voting  securities,  by contract or otherwise has the power to direct or cause the  direction of  management or policies of such entity.

_________________________________

(2)  Defined as any  client  order on a Growth  trading  desk which has not been completely executed, as well as any "significant" open Value client orders, or Value  "priority"  purchases or sales, as those terms are defined by the applicable Value SBU CIO.

                                      A-4

2. Requirements and Restrictions - All Employees

     The following are the details of the standards which must be observed:

     (a)  General Standards

          Employees  have an  obligation  to conduct  their  personal  investing activities  and  related  Securities  transactions  lawfully  and in a manner that avoids  actual or potential  conflicts  between  their own interests  and the  interests  of  AllianceBernstein  and its clients.
          Employees    must    carefully    consider   the   nature   of   their
          AllianceBernstein  responsibilities - and the type of information that he or she  might be  deemed  to  possess  in  light of any  particular securities  transaction  - before  engaging in any  investment-related activity or transaction.

          i.   Material  Nonpublic  Information:   Employees  in  possession  of
               material nonpublic information about or affecting Securities,  or
               their  issuer,   are  prohibited  from  buying  or  selling  such
               Securities,  or  advising  any  other  person to buy or sell such
               Securities.  Similarly, they may not disclose such information to anyone  without the  permission  of the General  Counsel or Chief
               Compliance  Officer.  Please  see the  AllianceBernstein  Insider
               Trading Policies,  which can be found on the Legal and Compliance
               Department intranet site.

          ii.  Short-Term  Trading:  Employees are encouraged to adopt long-term investment  strategies  (see Section 2(f) for applicable  holding period for individual securities). Similarly, purchases of shares of most  mutual  funds  should be made for  investment  purposes.
               Employees are therefore  prohibited from engaging in transactions in a mutual fund that are in violation of the fund's  prospectus, including  any  applicable  short-term  trading or  market-timing prohibitions.

               With  respect  to  the  AllianceBernstein  funds,  Employees  are prohibited from short-term trading, and may not effect a purchase and redemption, regardless of size, in and out of the same mutual fund within any ninety (90) day period.(3)

          iii. Personal  Responsibility:   It  is  the  responsibility  of  each
               Employee to ensure that all Securities  transactions  in Personal
               Accounts are made in strict  compliance with the restrictions and procedures in the Code and this Appendix A, and otherwise  comply with all applicable legal and regulatory requirements.

          iv.  Affiliated Directors and Outside Directors:  The personal trading restrictions  of  Appendix  A of the  Code  do not  apply  to any
               Affiliated  Director or Outside  Director,  provided  that at the time of the  transaction,  he or she has no actual knowledge that the Security involved is "Being Considered for Purchase or Sale."
               Affiliated

_________________________________

(3)  These  restrictions  shall not apply to investments in mutual funds through professionally  managed asset allocation programs;  automatic  reinvestment programs;  automatic  investments  through  401(k) and  similar  retirement
     accounts;   and  any  other  non-volitional   investment  vehicles.   These
     restrictions  also do not apply to  transactions  in money market funds and other short  duration  funds used as checking  accounts or for similar cash management purposes.

                                      A-5

               Directors  and  Outside  Directors,   however,   are  subject  to
               reporting requirements as described in Section 7 below.

     (b)  Disclosure of Personal Accounts

          All Employees must disclose their Personal  Accounts to the Compliance
          Department (and take all necessary  actions to close any accounts held with non-designated  brokers, see next section). It is each Employee's
          responsibility   to  ensure   that  the   Compliance   Department   is
          appropriately  notified  of all  accounts  and to direct the broker to
          provide  the  Compliance   Department  with  electronic  and/or  paper
          brokerage transaction confirmations and account statements (and verify that it has been  done).  Do not assume  that the  broker-dealer  will automatically  arrange for this information to be set up and forwarded correctly.

     (c)  Designated Brokerage Accounts

          Personal  Accounts of an Employee  that are  maintained  as  brokerage accounts  must  be  held  only at the  following  approved  designated broker-dealers (each a "Designated Broker"): (4)

          o    Charles Schwab;

          o    Credit Suisse Securities - Private Banking USA Group

          o    E*TRADE Financial (formerly Harrisdirect);

          o    Merrill Lynch; and/or

          o    Sanford C. Bernstein & Co., LLC

          Under  limited  circumstances,  the  Compliance  Department  may grant exceptions to this policy and approve the use of other  broker-dealers or custodians  (such as in the case of  proprietary  products that can only be held at specific  firms).  In addition,  the Chief  Compliance
          Officer may in the future modify this list.

          All Securities in which an Employee has any Beneficial  Ownership must be held in Personal  Accounts and  maintained in  accordance  with the
          Designated Broker requirements  described above (except that shares of open-end  mutual  funds  may be  held  directly  with  the  investment company).  Additionally,  Employees may effect Securities transactions only in  Personal  Accounts  (or  directly  through  a  mutual  fund's transfer  agent).  In  limited  circumstances,  the  Chief  Compliance
          Officer, or his designee, may grant an exception to these requirements
          (see Section 20 of the Code). This requirement applies to all types of
          Securities  and  personal  Securities  transactions   including,   for
          example,  Securities  issued in a  Limited  Offering  or other  direct investments.

_________________________________

(4)  Exceptions  may apply in certain  non-U.S.  locations.  Please consult with your local compliance officer.

                                      A-6

(d)  Pre-Clearance Requirement

     i.   Subject  to the  exceptions  specified  below,  an  Employee  may  not purchase or sell,  directly or  indirectly,  any Security in which the
          Employee  has (or after such  transaction  would have) any  Beneficial
          Ownership  unless the  Employee  obtains the prior  approval  from the
          Compliance  Department and, in the case of Investment  Personnel,  the head of the  business  unit (or a  designated  manager)  in which  the
          Employee works.(5)  Pre-clearance requests must be made on the date of the  contemplated  transaction,  through  the  use of the  appropriate
          Pre-Clearance Form (including electronic medium).  These requests will
          document  (a)  the  details  of  the  proposed   transaction  and  (b)
          representations   as  to   compliance   with  the   personal   trading
          restrictions of this Code.

          Pre-Clearance  requests  will be acted on by the Legal and  Compliance
          Department (or by the automated pre-clearance system) only between the hours of 10:00  a.m.  and 3:30  p.m.  (New York  time).  The Legal and
          Compliance  Department  (including  via its  electronic  pre-clearance utility)  will  review  the  request  to  determine  if  the  proposed
          transaction   complies  with  the  Code,   whether  that  security  is
          restricted  for  AllianceBernstein   personnel,  and  if  appropriate,
          contact the  appropriate  supervisor  (or a person  designated  by the supervisor) to determine whether the proposed  transaction  raises any potential  conflicts  of  interest  or other  issues.  The  Compliance
          Department will communicate to the requesting Employee its approval or denial of the  proposed  transaction,  either in writing  (e-mail)  or orally.  In the  U.S.  and  Canada,  any  approval  given  under  this paragraph  will remain in effect only until the end of the trading day on which the approval was granted.  For  employees in offices  outside the U.S.  and  Canada,  such  approval  will  remain in effect for the following business day as well. Good-until-cancel limit orders are not permitted without daily requests for pre-clearance approval. Employees must wait for approval before placing the order with their broker.

          The Legal and Compliance Department will maintain an electronic log of all pre-clearance  requests and indicate the approval or denial of the request in the log.

          PLEASE NOTE: When a Security is Being  Considered for Purchase or Sale
          for a Client (see  Section  2(i) below) or is being  purchased or sold for a Client  following  the  approval  on the same day of a  personal trading  request form for the same Security,  the Legal and Compliance
          Department is  authorized  to cancel the personal  order if (a) it has not been  executed and the order  exceeds a market value of $50,000 or
          (b) the Legal and Compliance Department  determines,  after consulting with the  trading  desk and the  appropriate  business  unit  head (if available), that the order, based on market conditions,  liquidity and other relevant factors, could have an adverse impact on a Client or on a  Client's  ability  to  purchase  or  sell  the  Security  or  other
          Securities of the issuer involved.

_________________________________

(5)  For purposes of the pre-clearance  requirement,  all employees in the Value
     SBU are considered Investment Personnel, and are therefore required to have
     all  of  their  trades   pre-approved  by  the  head  of  their  respective
     departments (or a designee).

                                      A-7

     ii.  Exceptions: The pre-clearance requirements do not apply to(6):

          a.   Non-Volitional Transactions, including:

               o    Transactions  in a Personal  Account managed for an Employee on a discretionary  basis by a third person or entity,  when the Employee does not discuss any specific  transactions for the account with the third-party manager;

               o    Any Security received as part of an Employee's  compensation
                    (although any subsequent sales must be pre-cleared);

               o    Any  Securities   transaction   effected  in  an  Employee's
                    Personal Account  pursuant to an automatic  investment plan, which means a program in which  regular  periodic  purchases
                    (or  withdrawals)  are  made  automatically  in (or  from) a
                    Personal Account in accordance with a predetermined schedule and allocation,  and includes dividend  reinvestment  plans.
                    Additional  purchases  and  sales  that  are not  automatic, however, are subject to the pre-clearance requirement.

               The Legal and  Compliance  Department  may request an Employee to certify as to the non-volitional nature of these transactions.

          b.   Exercise of Pro Rata Issued Rights

               Purchases  effected  upon the  exercise  of  rights  issued by an issuer  pro  rata  to all  holders  of a  class  of the  issuer's
               Securities,  to the extent such rights  were  acquired  from such issuer,  and sales of such  rights so  acquired.  This  exemption applies only to the exercise or sale of rights that are issued in
               connection  with  a  specific   upcoming  public  offering  on  a
               specified  date,  as opposed to rights  acquired  from the issuer
               (such as  warrants  or  options),  which  may be  exercised  from time-to-time up until an expiration date. This exemption does not apply to the sale of stock  acquired  pursuant to the exercise of rights.

(e)  Limitation on the Number of Trades

     No more than an aggregate of five (5) transactions in individual Securities may occur in an Employee's  Personal Accounts during any rolling thirty-day period.  However, if the transaction in a Personal Account is directed by a non-Employee  spouse or domestic partner and/or other non-Employee  covered under  the  Code  (and  not by  the  Employee),  the  number  of  permitted
     Securities  transactions  is limited  to twenty  (20)  transactions  in any rolling thirty-day period.

_________________________________

(6)  Additional  Securities may be exempted from the  pre-clearance  requirement if, in the opinion of the Chief Compliance Officer, no conflict of interest could arise from personal trades in such Security.

                                      A-8

(f)  Short-Term Trading

     i.   Employees  must  always  conduct  their  personal  trading  activities lawfully,  properly  and  responsibly,  and are  encouraged  to  adopt
          long-term  investment   strategies  that  are  consistent  with  their
          financial  resources  and  objectives.  AllianceBernstein  discourages short-term trading  strategies,  and Employees are cautioned that such strategies may inherently  carry a higher risk of regulatory and other scrutiny.  In any  event,  excessive  or  inappropriate  trading  that
          interferes  with  job  performance,   or  compromises  the  duty  that
          AllianceBernstein owes to its Clients will not be tolerated. Employees are subject to a mandatory buy and hold of all  individual  Securities held in a Personal Account for twelve  months.(7) A last-in-first  out accounting  methodology  will be  applied  to a series  of  Securities purchases for determining  compliance  with this holding rule.  Please also see  Section  2(a)(ii)  with  respect to the  applicable  holding period for AllianceBernstein open-end funds.

     ii.  Exceptions to the short-term trading rules (i.e., the one-year hold):

          a.   For Securities  transactions in Personal  Accounts of spouses and domestic  partners  and other  non-Employees  (e.g.,  financially dependent  children)  which are not  directed by the Employee are subject  to a  mandatory  buy and hold (or sale and  buyback)  of
               60-calendar  days.  However,  after  30  calendar  days,  such  a transaction  will be  permitted  for these  Personal  Accounts if necessary to minimize a loss.

          b.   Transactions  in a Personal  Account managed for an Employee on a discretionary basis by a third person or entity.

          c.   Transactions  in Securities  held by the Employee prior to his or her employment with AllianceBernstein.

     Any trade made in  violation  of this section of the Code shall be unwound, or, if that is not practicable, all profits from the short-term trading may be disgorged as directed by the Chief Compliance Officer.

(g)  Short Sales

     The Legal and Compliance Department will prohibit an Employee from engaging in any short sale of a Security  in a Personal  Account  if, at the time of the  transaction,  any Client has a long  position  in such  Security in an
     AllianceBernstein-managed  portfolio (except that an Employee may engage in short sales  against the box and covered call writing  provided  that these personal  Securities  transactions do not violate the  prohibition  against short-term trading).

_________________________________

(7)  Relating to the buyback of a previously  sold  Security,  an employee  must wait 60 days if the new purchase price is lower than the previous sale, and
     30 days if the new purchase price exceeds the previous sale price.

                                      A-9

(h)  Trading in AllianceBernstein Units and Closed-End Mutual Funds

     During  certain  times  of  the  year,  Employees  may be  prohibited  from
     conducting   transactions   in  the  equity  units  of   AllianceBernstein.
     Additional  restricted periods may be required for certain  individuals and events,  and the Legal and  Compliance  Department  will announce when such
     additional   restricted   periods   are   in   effect.    Transactions   in
     AllianceBernstein   Units  and   closed-end   mutual   funds   managed   by
     AllianceBernstein  are subject to the same  pre-clearance  process as other
     Securities,   with  certain  additional  Legal  and  Compliance  Department approval  required.  See the Statement of Policy and Procedures  Concerning
     Purchases and Sales of AllianceBernstein  Units and the Statement of Policy
     and  Procedures   Concerning   Purchases  and  Sales  of  AllianceBernstein
     Closed-End  Mutual Funds.  Employees are not permitted to transact in short sales of AllianceBernstein Units.

(i)  Securities Being Considered for Purchase or Sale

     i.   The Legal and Compliance  Department  will,  subject to the exceptions below,  prohibit an Employee from purchasing or selling a Security (or a derivative product), or engaging in any short sale of a Security, in a Personal Account if, at the time of the transaction, the Security is
          Being  Considered  for  Purchase  or Sale  for a  Client  or is  being purchased  or  sold  for a  Client.  Please  see the  definition  of a
          Security "Being  Considered for Purchase or Sale" (Section 1(b)(17) of
          this Appendix) for a non-exhaustive  list of examples which illustrate this prohibition.

     ii.  Exceptions: This prohibition does not apply to:

          a.   Non-Volitional Transactions, including:

               o    Transactions  in a Personal  Account managed for an Employee on a discretionary  basis by a third person or entity,  when the Employee does not discuss any specific  transactions for the account with the third-party manager;

               o    Any Security received as part of an Employee's  compensation
                    (although any subsequent sales must be pre-cleared);

               o    Any  Securities   transaction   effected  in  an  Employee's
                    Personal Account  pursuant to an automatic  investment plan, which means a program in which  regular  periodic  purchases
                    (or  withdrawals)  are  made  automatically  in (or  from) a
                    Personal Account in accordance with a predetermined schedule and allocation,  and includes dividend  reinvestment  plans.
                    Additional  purchases  and  sales  that  are not  automatic, however, are subject to this prohibition.

               The Legal and  Compliance  Department  may request an Employee to certify as to the non-volitional nature of these transactions.

                                      A-10

          b.   Exercise of Pro Rata Issued Rights

               Purchases  effected  upon the  exercise  of  rights  issued by an issuer  pro  rata  to all  holders  of a  class  of the  issuer's
               Securities,  to the extent such rights  were  acquired  from such issuer,  and sales of such  rights so  acquired.  This  exemption applies only to the exercise or sale of rights that are issued in
               connection  with  a  specific   upcoming  public  offering  on  a
               specified  date,  as opposed to rights  acquired  from the issuer
               (such as  warrants  or  options),  which  may be  exercised  from time-to-time up until an expiration date. This exemption does not apply to the sale of stock  acquired  pursuant to the exercise of rights.

          c.   De Minimis Transactions -- Fixed Income Securities

               Any  of  the  following  Securities,   if  at  the  time  of  the
               transaction,  the  Employee  has no  actual  knowledge  that  the
               Security is Being  Considered for Purchase or Sale by a Client or
               that  the  Security  is  being  purchased  or  sold by or for the
               Client:

               o    Fixed  income  securities  transactions  having a  principal amount not exceeding $25,000; or

               o    Non-convertible    debt   securities   and   non-convertible
                    preferred  stocks which are rated by at least one nationally recognized  statistical rating organization ("NRSRO") in one of the three highest investment grade rating categories.

          d.   De Minimis Transactions -- Equity Securities

               Any   equity   Security   transaction,   or  series  of   related
               transactions,  involving  shares  of common  stock and  excluding options, warrants, rights and other derivatives, provided:

               o    Any orders are entered after 10:00 a.m. and before 3:00 p.m.
                    and are not  designated  as  "market  on open" or "market on close;"

               o    The aggregate  value of the  transactions  do not exceed (1)
                    $10,000   for   Securities   of  an  issuer  with  a  market
                    capitalization  of less than $1  billion;  (2)  $25,000  for
                    Securities of an issuer with a market  capitalization  of $1 billion to $5 billion and (3) $50,000 for  Securities  of an issuer  with a  market  capitalization  of  greater  than $5 billion; and

               o    The  Employee has no actual  knowledge  that the Security is
                    Being  Considered  for  Purchase or Sale by a Client or that the  Security  is  being  purchased  or  sold  by or for the
                    Client.

               PLEASE  NOTE:  Even  if  a  trade  qualifies  for  a  de  minimis exception,  it must be  pre-cleared  by the Legal and  Compliance
               Department in advance of being placed.

                                      A-11

(j)  Restricted List

     A Security may not be  purchased  or sold in a Personal  Account if, at the time of the  transaction,  the  Security  appears on the  AllianceBernstein
     Daily  Restricted  List and is restricted  for Employee  transactions.  The
     Daily  Restricted List is made available each business day to all Employees via the AllianceBernstein intranet home page at: http://www.acml.com.

(k)  Dissemination of Research Information

     i.   An Employee may not buy or sell any  Security  for a Personal  Account that is the subject of "significantly new" or "significantly  changed"
          research  during  the  period  commencing  with  the  approval  of the research and continuing for twenty-four  hours subsequent to the first publication  or release of the research.  An Employee also may not buy or sell any Security on the basis of research  that  AllianceBernstein has not yet made public or released. The terms "significantly new" and
          "significantly changed" include:

          a.   The  initiation  of  coverage by an  AllianceBernstein  Growth or
               Sanford C. Bernstein & Co., LLC research analyst;

          b.   Any   change   in  a   research   rating   or   position   by  an
               AllianceBernstein  Growth or  Sanford  C.  Bernstein  & Co.,  LLC
               research analyst;

          c.   Any   other   rating,   view,   opinion,   or   advice   from  an
               AllianceBernstein  Growth  research  analyst,  the  issuance  (or re-issuance) of which in the opinion of such research analyst, or his or her director of research,  would be  reasonably  likely to have a material effect on the price of the security.

     ii.  Exceptions: This prohibition does not apply to:

          a.   Non-Volitional Transactions, including:

               o    Transactions  in a Personal  Account managed for an Employee on a discretionary  basis by a third person or entity,  when the Employee does not discuss any specific  transactions for the account with the third-party manager;

               o    Any Security received as part of an Employee's  compensation
                    (although any subsequent sales must be pre-cleared);

               o    Any  Securities   transaction   effected  in  an  Employee's
                    Personal Account  pursuant to an automatic  investment plan, which means a program in which  regular  periodic  purchases
                    (or  withdrawals)  are  made  automatically  in (or  from) a
                    Personal Account in accordance with a predetermined schedule and allocation,  and includes dividend  reinvestment  plans.
                    Additional  purchases  and  sales  that  are not  automatic, however, are subject to this prohibition.

                                      A-12

               The Legal and  Compliance  Department  may request an Employee to certify as to the non-volitional nature of these transactions.

          b.   Exercise of Pro Rata Issued Rights

               Purchases  effected  upon the  exercise  of  rights  issued by an issuer  pro  rata  to all  holders  of a  class  of the  issuer's
               Securities,  to the extent such rights  were  acquired  from such issuer,  and sales of such  rights so  acquired.  This  exemption applies only to the exercise or sale of rights that are issued in
               connection  with  a  specific   upcoming  public  offering  on  a
               specified  date,  as opposed to rights  acquired  from the issuer
               (such as  warrants  or  options),  which  may be  exercised  from time-to-time up until an expiration date. This exemption does not apply to the sale of stock  acquired  pursuant to the exercise of rights.

          c.   De Minimis Transactions -- Fixed Income Securities

               This  exception  does not apply to research  issued by Sanford C.
               Bernstein & Co., LLC. Any of the following Securities,  if at the time of the  transaction,  the Employee  has no actual  knowledge
               that  the  issuer  is  the  subject  of   significantly   new  or
               significantly changed research:

               o    Fixed  income  securities  transactions  having a  principal amount not exceeding $25,000; or

               o    Non-convertible    debt   securities   and   non-convertible
                    preferred  stocks which are rated by at least one nationally recognized  statistical rating organization ("NRSRO") in one of the three highest investment grade rating categories.

          d.   De Minimis Transactions -- Equity Securities

               This  exception  does not apply to research  issued by Sanford C.
               Bernstein  & Co.,  LLC.  Any equity  Securities  transaction,  or series of related transactions,  involving shares of common stock and excluding  options,  warrants,  rights and other derivatives, provided:

               o    Any orders are entered after 10:00 a.m. and before 3:00 p.m.
                    and are not  designated  as  "market  on open" or "market on close;"

               o    The aggregate  value of the  transactions  do not exceed (1)
                    $10,000   for   Securities   of  an  issuer  with  a  market
                    capitalization  of less than $1  billion;  (2)  $25,000  for
                    Securities of an issuer with a market  capitalization  of $1 billion to $5 billion and (3) $50,000 for  Securities  of an issuer  with a  market  capitalization  of  greater  than $5 billion; and

               o    The Employee has no actual  knowledge that the issuer is the
                    subject  of  significantly  new  or  significantly   changed
                    research.

                                      A-13

               PLEASE  NOTE:  Even  if  a  trade  qualifies  for  a  de  minimis exception,  it must be  pre-cleared  by the Legal and  Compliance
               Department in advance of being placed.

(l)  Initial Public Offerings

     No Employee shall acquire for a Personal  Account any Security issued in an
     Initial Public Offering.

(m)  Limited Offerings/Private Placements

     No Employee  shall  acquire any  Security  issued in any limited or private offering  (please  note that  hedge  funds are sold as  limited  or private offerings)  unless  the Chief  Compliance  Officer  (or  designee)  and the
     Employee's  Business  Unit Head give  express  prior  written  approval and document  the basis for  granting  approval  after due  inquiry.  The Chief
     Compliance  Officer,  in determining whether approval should be given, will take into account, among other factors,  whether the investment opportunity should be  reserved  for a Client  and  whether  the  opportunity  is being
     offered  to  the   individual  by  virtue  of  his  or  her  position  with
     AllianceBernstein.  Employees  authorized to acquire Securities issued in a limited or private  offering must disclose that investment when they play a part in any  Client's  subsequent  consideration  of an  investment  in the issuer, and in such a case, the decision of  AllianceBernstein  to purchase
     Securities  of that issuer for a Client  will be subject to an  independent review by Investment Personnel with no personal interest in such issuer.(8)
     Additional  restrictions  or  disclosures  may be  required  if  there is a business  relationship  between the Employee or  AllianceBernstein  and the issuer of the offering.

3. Additional Restrictions - Portfolio Managers for Specific Client Accounts

     In addition to the  requirements  and  restrictions on Employee  trading in
     Section 2 of this Appendix A of the Code, the following  restrictions apply to all persons  acting in the  capacity of a portfolio  manager of a Client account.  For purposes of the  restrictions  in this  section,  a portfolio manager  is  defined  as  an  Employee  who  has  specific  decision-making authority  regarding trades to be entered for specific Client accounts,  as well as such  Employee's  supervisor.  Individuals  who  are  members  of a centralized  portfolio  management  group (i.e.,  the Bernstein  Value SBU)
     should refer to Section 4 of this Appendix for applicable restrictions.

_________________________________

(8)  Any Employee who acquires (or any new Employee with a pre-existing position
     in) an interest in any private  investment  fund (including a "hedge fund")
     or any other  Security that cannot be purchased and held in an account at a
     Designated Broker shall be exempt from the Designated Broker requirement as described  in  this  Appendix  A of the  Code.  The  Legal  and  Compliance
     Department  may require an  explanation  as to why such Security can not be purchased  and  held in  such  manner.  Transactions  in  these  Securities nevertheless  remain  subject  to all  other  requirements  of  this  Code,
     including   applicable   private   placement   procedures,    pre-clearance
     requirements and blackout-period trading restrictions.

                                      A-14

     (a)  Blackout Periods

          No person  acting  in the  capacity  of a  portfolio  manager  will be permitted  to buy or sell a  Security  for a Personal  Account  within seven  calendar  days  before  and after any Client  serviced  in that manager's  product group (e.g.,  Large Cap Growth)  trades in the same
          Security. If a portfolio manager engages in such a personal securities transaction during a blackout period, the Chief Compliance Officer may break  the  trade  or,  if the  trade  cannot  be  broken,  the  Chief
          Compliance Officer may direct that any profit realized on the trade be disgorged.

     (b)  Actions During Blackout Periods

          No person acting in the capacity of a portfolio manager shall delay or accelerate  a Client  trade due to a  previous  purchase  or sale of a
          Security for a Personal Account. In the event that a portfolio manager determines  that it is in the best interest of a Client to buy or sell a Security  for the  account of the  Client  within  seven days of the purchase  or sale of the same  Security  in a  Personal  Account,  the
          portfolio   manager   must  contact  the  Chief   Compliance   Officer
          immediately,  who may direct that the trade in the Personal Account be canceled, grant an exception or take other appropriate action.

     (c)  Transactions Contrary to Client Positions

          No person acting in the capacity of a portfolio manager shall purchase or sell a  Security  in a  Personal  Account  contrary  to  investment decisions  made on behalf of a Client,  unless the  portfolio  manager represents and warrants in the personal  trading request form that (1)
          it is  appropriate  for the Client account to buy, sell or continue to hold  that  Security  and (2) the  decision  to  purchase  or sell the
          Security  for the  Personal  Account  arises from the need to raise or invest  cash or some other valid  reason  specified  by the  portfolio manager  and  approved  by the  Chief  Compliance  Officer  and is not otherwise based on the portfolio manager's view of how the Security is likely to perform.

4. Additional Restrictions - Bernstein Value Portfolio Management Groups

     In addition to the  requirements  and  restrictions on Employee  trading in
     Section 2 of this Appendix A of the Code, the following  restrictions apply to all persons in the firm's  Bernstein  centralized  portfolio  management groups.

(a)  Senior Portfolio Managers and Members of the Value Investment Policy Groups

     Senior Portfolio Managers (SPMs) and members of the Value Investment Policy
     Groups (IPGs) are restricted from  transacting in any Security  included in the top 2 quintiles of the Value Research Universe.

(b)  All Other Members of the Bernstein Value SBU

     Members of the Bernstein  Value SBU are deemed to have actual  knowledge of the  unit's  Securities  Being  Considered  for  Purchase  or  Sale.  As  a
     consequence,  the de minimis  exceptions  in Section 2(i) of this  Appendix relating to "significant" Value Client orders

                                      A-15

     or  "priority"  purchases  or sales (as  those  terms  are  defined  by the applicable  Value CIO) are not  available to  individuals  in the Bernstein
     Value SBU.

5. Additional Restrictions - Research Analysts

     In addition to the  requirements  and  restrictions on Employee  trading in
     Section 2 of this Appendix A of the Code, the following  restrictions apply to all persons  acting in the  capacity of a research  analyst,  other than
     Bernstein Value buy-side  analysts.  Please note that rules of the National
     Association of Securities  Dealers and the New York Stock  Exchange  impose additional  limitations on the personal trading of the research analysts of
     Sanford C. Bernstein & Co., LLC. Such research analysts should refer to the relevant policy documents that detail those additional restrictions.

     (a) Blackout Periods

          No person  acting as a research  analyst  shall buy or sell a Security for a Personal  Account  within seven  calendar  days before and after making a change in a rating or other  published  view with  respect to that  Security.  If a  research  analyst  engages  in such a  personal securities  transaction during a blackout period, the Chief Compliance
          Officer  may break the trade or, if the trade  cannot be  broken,  the
          Chief  Compliance  Officer may direct that any profit  realized on the trade be disgorged.

     (b) Actions During Blackout Periods

          No person  acting as a research  analyst  shall delay or  accelerate a rating or other published view with respect to any Security because of a previous  purchase or sale of a Security in such  person's  Personal
          Account.  In the event that a research  analyst  determines that it is appropriate  to make a change  in a rating  or  other  published  view within  seven days of the  purchase or sale of the same  Security in a
          Personal  Account,   the  research  analyst  must  contact  the  Chief
          Compliance Officer  immediately,  who may direct that the trade in the
          Personal  Account  be  canceled,  grant  an  exception  or take  other appropriate action.

     (c) Actions Contrary to Ratings

          No person  acting  as a  research  analyst  shall  purchase  or sell a
          Security  (to the extent such  Security  is  included in the  research analyst's  research  universe)  contrary to an outstanding rating or a pending ratings change or traded by a research  portfolio,  unless (1)
          the research  analyst  represents and warrants in the personal trading request  form that (as  applicable)  there is no reason to change  the outstanding  rating  and (2) the  research  analyst's  personal  trade arises  from the need to raise or invest  cash,  or some  other  valid reason  specified  by the  research  analyst and approved by the Chief
          Compliance  Officer  and  is  not  otherwise  based  on  the  research analyst's view of how the security is likely to perform.

                                      A-16

6. Reporting Requirements

     (a) Duplicate Confirmations and Account Statements

          All  Employees  must  direct  their  brokers  to  supply  to the Chief
          Compliance  Officer,  on a timely  basis,  duplicate  copies of broker
          trade  confirmations  of,  and  account  statements  concerning,   all
          Securities transactions in any Personal Account.(9)

          The  Compliance  Department  will review such  documents  for Personal
          Accounts to ensure that  AllianceBernstein's  policies and  procedures are being complied with, and make  additional  inquiries as necessary.
          Access to  duplicate  confirmations  and  account  statements  will be restricted  to  those  persons  who are  assigned  to  perform  review functions,  and all such materials will be kept confidential except as otherwise required by law.

     (b) Initial Holdings Reports by Employees

          An Employee must,  within 10 days of  commencement  of employment with
          AllianceBernstein,  provide a signed and dated Initial Holdings Report to the Chief Compliance Officer. The report must contain the following information  current  as of a date not more than 45 days  prior to the date of the report:

          i.   All  Securities  (including  private  investments  as well as any
               AllianceBernstein-managed   mutual  funds)  held  in  a  Personal
               Account of the Employee or held directly with the transfer  agent of a mutual fund,  including the title and type of Security,  and as applicable the exchange ticker symbol or CUSIP number,  number
               of  shares  and/or   principal   amount  of  each   Security/fund
               beneficially owned);

          ii.  The name of any broker-dealer or financial institution with which the Employee maintains a Personal Account in which any Securities are held for the Employee; and

          iii. Details of any outside business affiliations.

          Employees must then take all necessary actions to bring their accounts into  compliance  with the designated  broker  guidelines  detailed in
          Section 2(c) of this Appendix.

     (c)  Quarterly  Reports by Employees - including  Certain Funds and Limited
          Offerings

          Following each calendar quarter,  the Legal and Compliance  Department will forward to each Employee,  an individualized  form containing all
          Securities transactions in the Employee's Personal Accounts during the quarter  based on  information  reported to  AllianceBernstein  by the
          Employee's  brokers.  Transactions in Personal  Accounts  managed on a discretionary  basis or pursuant to an  automated  investment  program need not be included for purposes of this reporting requirement.

          Within thirty (30) days  following  the end of each calendar  quarter, every  Employee must review the form and certify its accuracy,  making any necessary changes to the

_________________________________

(9)  Each Employee  must verify with his or her  Designated  Broker(s)  that the
     Employee's  account(s) is properly "coded" for AllianceBernstein to receive electronic data feeds.

                                      A-17

          information  provided on the  pre-populated  form (generally this will include those shares of mutual funds sub-advised by  AllianceBernstein and held directly with the investment company and Securities issued in limited  offerings  which  are not  sent  directly  to the  Compliance
          Department).  For each such  Security,  the report  must  contain  the following information: (1) the date of the transaction, the title, and as applicable  the exchange  ticker  symbol or CUSIP number,  interest rate and maturity date, number of shares, and principal amount of each
          Security involved;  (2) the nature of the transaction (i.e.,  purchase or sale or any other  type of  acquisition  or  disposition);  (3) the price of the Security at which the transaction  was effected;  (4) the name of the broker or other  financial  institution  through which the transaction  was effected;  and (5) the date the Employee  submits the report.

          In addition,  any new Personal Account established during the calendar quarter  must be  reported,  including  (1) the name of the  broker or other financial institution with which the account was established and
          (2) the date the account was established.

     (d)  Annual Holdings Reports by Employees

          On an  annual  basis,  by a date  to be  specified  by the  Compliance
          Department  (typically  February 15th),  each Employee must provide to the Chief Compliance  Officer,  a signed and dated (or  electronically certified) Annual Holdings Report containing data current as of a date not  more  than  forty  five  (45)  days  prior  to  the  date  of the submission. The report must disclose:

          i.   All  Securities  (including  shares of mutual  funds  managed  by
               AllianceBernstein  and  limited  offerings),  held in a  Personal
               Account  of  the  Employee,  including  the  title  and  type  of security,  and as applicable the exchange  ticker symbol or CUSIP number, number of shares and/or principal amount of each Security beneficially owned); and

          ii.  The name of any broker-dealer or financial institution with which the Employee maintains a Personal Account in which any Securities are held for the Employee.

          In the event that AllianceBernstein  already maintains a record of the
          required   information   via   duplicate   copies  of   broker   trade
          confirmations  and account  statements  received  from the  Employee's broker-dealer,  an  Employee  may  satisfy  this  requirement  by  (i)
          confirming in writing  (which may include  e-mail) the accuracy of the record on at least an annual basis and (ii)  recording the date of the confirmation.

     (e)  Report and Certification of Adequacy to the Board of Directors of Fund
          Clients

          On a periodic basis, but not less than annually,  the Chief Compliance
          Officer shall prepare a written report to the management and the board of directors  of each  registered  investment  fund (other than a unit investment  trust)  in  which  AllianceBernstein  acts  as  investment adviser setting forth the following:

          i.   A   certification   on   behalf   of    AllianceBernstein    that
               AllianceBernstein  has adopted procedures reasonably necessary to prevent Employees and Directors from violating the Code;

                                      A-18

          ii.  A summary of existing  procedures  concerning  personal investing and any changes in procedures made during the past year; and

          iii. A description  of any issues arising under the Code or procedures since the last report to the Board including, but not limited to, information  about material  violations of the Code or procedures and sanctions imposed in response to the material violations.

          AllianceBernstein  shall also submit any material changes to this Code to each Fund's  Board at the next  regular  board  meeting  during the quarter following the change.

     (f)  Report Representations

          Any Initial or Annual Holdings Report or Quarterly  Transaction Report
          may contain a statement  that the report is not to be  construed as an admission  by the  person  making  the  report  that he or she has any direct or indirect  Beneficial  Ownership in the Security to which the report relates.

     (g)  Maintenance of Reports

          The Chief Compliance  Officer shall maintain the information  required by this  Section  and such other  records,  if any,  and for such time periods  required by Rule 17j-1 under the  Investment  Company Act and
          Rules 204-2 and 204A-1 under the Advisers  Act. All reports  furnished pursuant to this  Section  will be kept  confidential,  subject to the rights of  inspection  and review by the  General  Counsel,  the Chief
          Compliance  Officer  and his or her  designees,  the  Code  of  Ethics
          Oversight  Committee (or  sub-Committee  thereof),  the Securities and
          Exchange  Commission and by other third parties pursuant to applicable laws and regulations.

7. Reporting Requirements for Directors who are not Employees

     All Affiliated  Directors  (i.e., not Employees of  AllianceBernstein,  but
     employees of an  AllianceBernstein  affiliate) and Outside Directors (i.e.,
     neither  Employees  of  AllianceBernstein,   nor  of  an  AllianceBernstein
     affiliate)  are  subject to the  specific  reporting  requirements  of this
     Section 7 as described  below.  Directors who are Employees,  however,  are subject to the full range of personal  trading  requirements,  restrictions and reporting obligations outlined in Sections 1 through 6 of this Appendix
     A of the Code, as  applicable.  In addition,  all Directors are expected to adhere to the fiduciary duties and high ethical standards  described in the
     Code. The  designation  of a Director as an Affiliated  Director or Outside
     Director will be communicated to each such Director by the Chief Compliance
     Officer.

     (a)  Affiliated Directors

          i.   Initial Holdings Report

               Upon becoming a Director,  an  Affiliated  Director must submit a signed and dated Initial  Holdings Report within ten (10) days of becoming  Director.  The Initial Holdings Report must contain the following  information current as of a date not more than 45 days prior to the date of the report:

                                      A-19

               a.   All Securities, including private investments as well as any
                    AllianceBernstein-managed  mutual funds,  held in a Personal
                    Account of the Affiliated Director or held directly with the fund,  including  the  title  and type of  security,  and as applicable  the  exchange  ticker  symbol  or CUSIP  number, number of shares  and/or  principal  amount of each Security beneficially owned;

               b.   The name of any broker-dealer or financial  institution with which the Affiliated  Director  maintains a Personal Account in which any Securities are held for the Employee; and

               c.   Details of any outside business affiliations.

          ii.  Annual Holdings Report

               Once  each  year,  by a date to be  specified  by the  Legal  and
               Compliance  Department (typically February 15th), each Affiliated
               Director  must provide to the Chief  Compliance  Officer a signed and dated report  containing  the following  information  as of a date not more than 45 days prior to the date of the report:

               a.   All Securities, including private investments as well as any
                    AllianceBernstein-managed  mutual funds,  held in a Personal
                    Account of the Affiliated Director or held directly with the fund,  including  the  title  and type of  security,  and as applicable  the  exchange  ticker  symbol  or CUSIP  number, number of shares  and/or  principal  amount of each Security beneficially owned); and

               b.   The name of any broker-dealer or financial  institution with which the Affiliated  Director  maintains a Personal Account in which any Securities are held for the Employee.

               PLEASE  NOTE:  In  the  event  that   AllianceBernstein   already
               maintains  a record of the  required  information  via  duplicate copies of  broker  trade  confirmations  and  account  statements received from the  Affiliated  Director's  broker-dealer(s),  the
               Affiliated   Director  may  satisfy  this   requirement   by  (i)
               confirming in writing (which may include  e-mail) the accuracy of the  record on at least an annual  basis and (ii)  recording  the date of the confirmation.

          iii. Quarterly Transaction Report

               Within  thirty  (30)  days  following  the end of  each  calendar quarter (see exceptions in section (c)), each Affiliated Director must provide to the Chief Compliance  Officer, a signed and dated report  disclosing  all Securities  transactions  in any Personal
               Account.  For each such  Security,  the report  must  contain the following information:

               a.   The date of the  transaction,  the title,  and as applicable the exchange  ticker symbol or CUSIP  number,  interest rate and maturity date, number of shares, and principal amount of each Security involved;

               b.   The nature of the transaction (i.e., purchase or sale or any other type of acquisition or disposition);

               c.   The  price of the  Security  at which  the  transaction  was effected; and

                                      A-20

               d.   The  name  of the  broker  or  other  financial  institution through which the transaction was effected.

     (b)  Outside Directors

          i.   In general,  pursuant to various  regulatory  rule exceptions and interpretations,  no reporting is required of Outside  Directors.
               However,  if an Outside  Director knew, or in the ordinary course of  fulfilling  his or her official  duties as a Director  should have known, that during the 15-day period  immediately  before or after the  Outside  Director's  transaction  in a Security  for a
               Personal  Account,  a Client bought or sold the Security,  or the
               Client or  AllianceBernstein  considered  buying or  selling  the
               Security, the following reporting would be required.

               Quarterly Transaction Report.

               In the event  that a  quarterly  transaction  report is  required pursuant to the scenario in the preceding  paragraph,  subject to the exceptions in part (c) of this Section 7 below,  each outside director must within  thirty (30) days  following the end of each calendar  quarter,  provide to the Chief  Compliance  Officer,  a signed and dated report disclosing all Securities transactions in any Personal  Account.  For each such  Security,  the report must contain the following information:

               a.   The date of the  transaction,  the title,  and as applicable the exchange  ticker symbol or CUSIP  number,  interest rate and maturity date, number of shares, and principal amount of each Security involved;

               b.   The nature of the transaction (i.e., purchase or sale or any other type of acquisition or disposition);

               c.   The  price of the  Security  at which  the  transaction  was effected; and

               d.   The  name  of the  broker  or  other  financial  institution through which the transaction was effected.

     (c)  Reporting Exceptions

          i.   Duplicate Broker Confirmations and Account Statements

               An  Affiliated  Director or Outside  Director is not  required to submit any report for any  Securities  transaction  in a Personal
               Account  provided that the transaction  and required  information are  otherwise  reported  on  duplicate  copies of  broker  trade confirmations  and  account  statements  provided  to  the  Chief
               Compliance Officer.

          ii.  Accounts with No Influence or Control

               An  Affiliated  Director or Outside  Director is not  required to submit any report for any  Securities  transaction  in a Personal
               Account provided that the Affiliated Director or Outside Director has no direct or indirect  influence or control over the account.
               In addition,  an  Affiliated  Director  and Outside  Director may
               include a statement  that the report is not to be construed as an admission by the person  making the report that he or she has any direct or indirect Beneficial  Ownership in the Security to which the report relates.

                                      A-21

                             ALLIANCEBERNSTEIN L.P.

                       CODE OF BUSINESS CONDUCT AND ETHICS

                                  CERTIFICATION

I hereby  acknowledge  receipt of the Code of  Business  Conduct and Ethics (the
"Code") of  AllianceBernstein  L.P., its subsidiaries and joint ventures,  which includes the AllianceBernstein Personal Trading Policies and Procedures attached as Appendix A to the Code.  I certify that I have read and  understand  the Code and recognize that I am subject to its provisions.

I have  reviewed my own  situation  and conduct in light of the Code.  I confirm that I am in compliance with the Code, including the requirements  regarding the manner in which I maintain and report my Securities holdings and transactions in my Personal  Accounts  (as such terms are defined in Appendix A of the Code) and conduct my personal securities trading  activities,  as well as the requirements associated  with the firm's Policy and Procedures for Giving and Receiving Gifts and Entertainment.

I  understand  that  any  violation(s)  of the  Code is  grounds  for  immediate disciplinary action up to, and including, termination of employment.

                                          Signature___________________________

                                          Print Name__________________________

                                          Date________________________________

           Please return this form to the Chief Compliance Officer at:
                    1345 Avenue of the Americas - 17th Floor
                              New York, N.Y. 10105